UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMBAC FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

2016 NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Ambac Financial Group, Inc.
One State Street Plaza
New York, NY 10004
March [●], 2016

Dear Stockholders:

It is our pleasure to invite you to attend our 2016 Annual Meeting of Stockholders to be held on May 18, 2016 at 11:00 a.m. (Eastern).  The meeting will be held at our executive offices in New York City.

Enclosed with this letter are a Notice of Meeting and Proxy Statement, which describe the business to be conducted at the Annual Meeting. Also included are a WHITE proxy card and postage-paid return envelope and an Annual Report. WHITE proxy cards are being solicited on behalf of our Board of Directors. Important information about the matters to be acted upon at the Annual Meeting is included in the Notice of Meeting and Proxy Statement. Important information about Ambac and its financial performance is included in our Annual Report.

Your vote will be especially important at the Annual Meeting. As you may have heard, the Canyon Value Realization Master Fund, L.P, (together with its affiliates and related parties, the "Canyon Group" or "Canyon") has provided notice of its intent to nominate a slate of three nominees for election as directors at the Annual Meeting in opposition to our Board of Directors' recommended nominees.

The Board of Directors recommends that you vote FOR the election of all of the Board of Directors' nominees. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by the Canyon Group. If you have previously submitted a proxy card sent to you by the Canyon Group, you can revoke that proxy and vote for the Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. All stockholders of record of our outstanding shares of Common Stock at the close of business on March 29, 2015 are entitled to vote at the meeting.

Your vote is important!  Whether or not you plan to attend the Annual Meeting, please read the enclosed Proxy Statement and vote as soon as possible by following the instructions included on your WHITE proxy card to vote by Internet, by telephone or by mail. Mailing your completed WHITE proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (877) 283-0317 or collect at (212) 269-5550.

Thank you for your interest in Ambac.

Sincerely,

Jeffrey S. Stein	Nader Tavakoli
Chairman	President and Chief Executive Officer

AMBAC FINANCIAL GROUP, INC.
NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m. (Eastern) on May 18, 2016

Place	Ambac Financial Group, Inc. One State Street Plaza, 16th Floor New York, New York 10004

Items of Business	(1) To elect six members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
(2) To approve, on a non-binding advisory basis, the compensation of our named executive officers.
(3) To ratify the appointment of KPMG as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2016.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were an Ambac stockholder as of the close of business on March 29, 2016 ("Record Date"). You will need proof of ownership of our common stock to enter the meeting.

Voting
Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the WHITE proxy card or voting instruction card to vote by Internet, by telephone or by mail.

Please note that the Canyon Group has notified us that it intends to nominate a slate of three Canyon Group nominees for election as directors to the Ambac Board of Directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive solicitation materials from the Canyon Group, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Canyon Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Canyon Group or any other statements the Canyon Group may make.
The Board of Directors does not endorse any Canyon Group nominee and recommends that you vote on the WHITE proxy card or voting instruction form "FOR ALL" six nominees proposed by the Board of Directors. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by the Canyon Group. If you have previously submitted a proxy card sent to you by the Canyon Group, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

By order of the Board of Directors,

William J. White Corporate Secretary
This notice of Annual Meeting and Proxy Statement and form of proxy are being distributed and made available on or about March [•], 2016.

YOUR VOTE IS VERY IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your WHITE proxy card so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005
(212) 269-5550 (Call Collect)
or
Call Toll-Free (877) 283-0317

2016 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION......................................................................................................................................	1	PROPOSAL NUMBER 1...........................................................................................................................................	24
INCORPORATION BY REFERENCE.......................................................................................................................	9	PROPOSAL NUMBER 2............................................................................................................................................	29
BACKGROUND OF THE SOLICITATION.............................................................................................................	10	EXECUTIVE COMPENSATION...............................................................................................................................	30
DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE..................................................	13	Executive Officers.......................................................................................................................................................	30
Board of Directors......................................................................................................................................................	13	2015 Summary Compensation Table........................................................................................................................	32
Board Leadership Structure......................................................................................................................................	13	Grants of Plan-Based Awards in 2015.....................................................................................................................	33
Board Committees.......................................................................................................................................................	13	2015 Agreement with Nader Tavakoli......................................................................................................................	35
Board's Role in Risk Oversight.................................................................................................................................	16	2016 Agreement with Nader Tavakoli......................................................................................................................	36
Director Independence..............................................................................................................................................	17	Separation Agreement with Iain H. Bruce...............................................................................................................	38
Compensation Committee Interlocks and Insider Participation..........................................................................	17	Outstanding Equity Awards at 2015 Fiscal Year-End...........................................................................................	39
Consideration of Director Nominees.......................................................................................................................	17	Stock Vested in 2015..................................................................................................................................................	40
Executive Sessions.....................................................................................................................................................	18	Potential Payments Upon Termination or Change-in-Control.............................................................................	41
Outside Advisors.......................................................................................................................................................	18	Compensation Discussion and Analysis................................................................................................................	43
Board Effectiveness...................................................................................................................................................	19	Compensation Committee Report.............................................................................................................................	53
Code of Business Conduct.......................................................................................................................................	19	PROPOSAL NUMBER 3
Board Compensation Arrangements for Non-Employee Directors....................................................................	19	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..........................................................................	54
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............	20	Appendix A — Non-GAAP MeasuresA-	A-1
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................	22
Appendix B — Supplemental Information Concerning Participants in the Company's Solicitation of Proxies ........................................................................................................................................................................
			B-1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................................	22

Ambac Financial Group, Inc. | i | 2016 Proxy Statement

AMBAC FINANCIAL GROUP, INC.
One State Street Plaza
New York, New York 10004

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 18, 2016

GENERAL INFORMATION,
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Proxy Materials
Why did I receive these Proxy Materials?
The Board of Directors of Ambac Financial Group, Inc. ("Ambac" or the "Company") is providing proxy materials to you in connection with the solicitation of proxies for use at Ambac's 2016 Annual Meeting of Stockholders, which will take place on May 18, 2016 at 11:00 a.m. (Eastern).  The meeting will be held at our executive offices at One State Street Plaza, New York, New York 10004.   As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.  This Proxy Statement and the accompanying WHITE proxy card include information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:
•	Our Proxy Statement for the 2016 Annual Meeting of Stockholders;
•	Our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and
•	The WHITE proxy card or a voting instruction card for the Annual Meeting. WHITE proxy cards are being solicited on behalf of the Board.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and details regarding the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.
Why did I only receive one set of materials when there is more than one stockholder at my address?
If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report and Proxy Statement (including a WHITE proxy card).  Stockholders who do not receive a separate copy of our Annual
Ambac Financial Group, Inc. | 1 | 2016 Proxy Statement

Report and Proxy Statement (including a WHITE proxy card) and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report or Proxy Statement (including a WHITE proxy card) via the internet, phone or email, as outlined above.  Stockholders who share an address and receive multiple copies of our Annual Report or Proxy Statement (including a WHITE proxy card) may also request to receive a single copy by writing to our Investor Relations Department, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.
Voting Information
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
•	The election of six directors.
•	To approve, on an advisory basis, the compensation of our named executive officers.
•	The ratification of the appointment of KPMG LLP as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2016.
We will also consider any other business that properly comes before the Annual Meeting.
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.
Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board's nominees?
Yes. The Canyon Group, an Ambac stockholder, has notified us that it intends to nominate three nominees for election as directors to the Ambac Board of Directors at the Annual Meeting in opposition to the nominees recommended by Ambac's Board.  Ambac's Board does not endorse any Canyon Group nominee and recommends that you vote FOR ALL of the nominees proposed by Ambac's Board by using the WHITE proxy card accompanying this Proxy Statement. The Ambac Board strongly urges you not to sign or return any proxy card sent to you by the Canyon Group. If you have previously submitted a proxy card sent to you by the Canyon Group, you can revoke that proxy and vote for the Ambac Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card and issuing a later-dated vote.
Who may attend the Annual Meeting?
Only Ambac stockholders or their proxies and guests of Ambac may attend the Annual Meeting.  All stockholders must bring proof of identification.  If you are a stockholder of record, your name will also be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of the Record Date.  Since seating may be limited, admission to the Annual Meeting will be on a first-come, first-served basis..
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares on your WHITE proxy card as follows:
•	"FOR" each of the nominees to the Board of Directors named in this Proxy Statement.
•	"FOR", the approval, on an advisory basis, of the compensation of our named executive officers.
•	"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year.
Ambac's Board strongly urges you not to sign or return any proxy card sent to you by the Canyon Group.
Ambac Financial Group, Inc. | 2 | 2016 Proxy Statement

What shares can I vote?
Each share of Ambac common stock issued and outstanding as of the close of business on the Record Date for the 2016 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting.  You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.  On the Record Date, we had 45,046,996 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.  The voting rights of certain substantial holders of common stock are restricted. A holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner.  Our certificate of incorporation also restricts the right of certain transferees to vote certain of their shares to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most Ambac stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name.
•
Shares held of record:  If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered, with respect to those shares, the stockholder of record.  As a stockholder of record, you have the right to grant your voting proxy directly to Ambac or to vote in person at the Annual Meeting. Ambac has enclosed a WHITE proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the WHITE proxy card, as described below under "How can I vote my shares without attending the Annual Meeting?"

•
Shares owned beneficially:  If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares.  As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting.  However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee.  Given the contested nature of the election, your broker, bank, or other nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares.  Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.  Please return your completed WHITE proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

Ambac Financial Group, Inc. | 3 | 2016 Proxy Statement

Can I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting or by proxy.  Shares held beneficially in street name may only be voted in person at the Annual Meeting if you request and receive a valid proxy from your broker, bank, or other nominee. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy using the WHITE proxy card or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting as discussed above under "What is the difference between holding shares as a stockholder of record and as a beneficial owner?.  If you hold your shares directly as the stockholder of record, you may submit your proxy in favor of the Board's recommendations via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the WHITE proxy card in the enclosed pre-paid envelope. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your WHITE proxy card or voting instruction form in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.
How are your shares voted if you submit a proxy?
If you return a properly executed WHITE proxy card or properly vote via the Internet or telephone, you are appointing Stephen M. Ksenak and William J. White, or either of them, as proxies to vote your shares, as designated on the proxy card.  Mr. Ksenak and Mr. White are officers of Ambac, whose names are listed on the proxy card, and are authorized to vote shares that the stockholder has authorized either of them  to vote as their proxy
The persons named as proxy holders, Stephen M. Ksenak and William J. White, or either of them, will vote the shares of common stock covered by a WHITE proxy card in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone.  If a properly executed or authorized and unrevoked WHITE proxy card does not specify how the shares represented thereby are to be voted, the proxy holders intend to vote the shares as recommended by the Board for each Proposal and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting.
What should I do if I receive a proxy card from the Canyon Group?
The Canyon Group has notified us that they intend to nominate three nominees for election as directors to the Ambac Board of Directors at the Annual Meeting in opposition to the nominees recommended by Ambac's Board. If the Canyon Group proceeds with its alternative nominations, you may receive proxy solicitation materials from the Canyon Group, including an opposition proxy statement and the proxy card sent to you by Canyon. Ambac is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Canyon Group or any other statements that it may otherwise make.
Ambac's Board does not endorse any Canyon Group nominee and recommends that you disregard any proxy card or solicitation materials that may be sent to you by the Canyon Group. Voting to "WITHHOLD" with respect to any of the Canyon Group's nominees on its proxy card is not the same as voting for Ambac's Board nominees because a vote to "WITHHOLD" with respect to any of the Canyon Group nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the proxy card sent to you by Canyon, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed prepaid envelope. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under "Can I change my vote or revoke my proxy?" If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (877) 283-0317 or collect at (212) 269-5550.
Ambac Financial Group, Inc. | 4 | 2016 Proxy Statement

Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the Annual Meeting.  You may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to Ambac's Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (and you can send a copy via email to corporatesecretary@ambac.com), prior to your shares being voted, or (iii) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.
If you have previously signed a proxy card sent to you by the Canyon Group, you may change your vote by voting via the Internet or by telephone by following the instructions on your WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Submitting a proxy card sent to you by the Canyon Group will revoke votes you have previously made via Ambac's WHITE proxy card.
Only the latest validly executed proxy that you submit will be counted.
How can I obtain an additional WHITE proxy card or voting instruction form?
If you lose, misplace, or otherwise need to obtain a WHITE proxy card or voting instruction form and:
•	you are a stockholder of record, contact Ambac Investor Relations by mail at One State Street Plaza, New York, NY 10004 or by telephone at (212) 208-3222; or
•	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.
You may also contact our proxy solicitors, D.F. King & Co., Inc., at (212) 269-5550 (call collect) or (877) 283-0317.
What does it mean if I receive more than one WHITE proxy card or voting instruction form?
It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for each WHITE proxy card or, if you vote via the Internet or by telephone, vote once for each WHITE proxy card you receive to ensure that all of your shares are voted.
If Canyon proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from Canyon, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that stockholders have our latest proxy information and materials to vote.  We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted.  The latest-dated proxy you submit will be counted.  If you wish to vote as recommended by the Ambac Board, you should only submit the WHITE proxy cards.  Please see "What should I do if I receive a proxy card from the Canyon Group" above for more information.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Ambac or to third parties, except:
•	As necessary to meet applicable legal requirements;
•	To allow for the tabulation and certification of votes; and
•	To facilitate a proxy solicitation.
Ambac Financial Group, Inc. | 5 | 2016 Proxy Statement

How many shares must be present or represented to conduct business at the Annual Meeting?
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Ambac's shares of common stock outstanding as of the Record Date must be present or represented by proxy.  Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.
How are votes cast?
In the election of directors (Proposal Number 1), you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. Only votes cast "FOR" a nominee will be counted in the election of directors. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in these nominees receiving fewer votes.
For the other items of business, you may vote "FOR," "AGAINST," or "ABSTAIN."  If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST."
If you sign and return your WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board and in accordance with the discretion of the persons named on the WHITE proxy card the respect to any other matters to be voted upon at the Annual Meeting. If you are a beneficial holder and do not return a voting instruction form, your broker may not vote on any of the matters to be presented at the Annual Meeting.
Who will count the votes and how will votes be counted?
First Coast Results will tabulate the votes for Ambac and IVS Associates, Inc. will act as the inspector of election.
The directors are elected by a plurality of the shares of common stock present or represented by proxy and entitled to vote on the election of directors.  This means that the six individuals nominated for election to the Board who receive the most "FOR" votes among votes properly cast will be elected.  Only "FOR" or "WITHHELD" votes are counted in determining whether a plurality has been cast in favor of a director nominee.  A "WITHHELD" vote will have the same effect as a vote "AGAINST" the election of a director nominee.  You cannot abstain in the election of directors and broker non-votes are not counted.  Each holder of our common stock is entitled to one vote for each share held. There are no cumulative voting rights associated with any of Ambac's common stock.  A holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock.  This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner.  Our certificate of incorporation also restricts the right of certain holders to vote certain of their shares to the extent that, as a result of a transfer of such shares (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.
It will NOT help elect the Board's nominees if you sign and return proxies sent by Canyon even if you vote to WITHHOLD your vote with respect to their directors using the proxy card sent by Canyon.  In fact, doing so may cancel any previous vote you cast on the Company's WHITE proxy card.  The only way to support your Board's nominees is to vote FOR the Board's nominees on the WHITE proxy card.
The approval of the remaining two proposals described below requires the affirmative vote of the holders of a majority of the voting power of Ambac's shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class:
(1)	"FOR", the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
Ambac Financial Group, Inc. | 6 | 2016 Proxy Statement

(2)	"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
What are broker non-votes and what effect do they have on the proposals?
Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.
In an uncontested situation, a broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters, such as (1) the election of our directors, or (2) the vote, on a non-binding advisory basis, on the compensation of our named executive officers.
Given the contested nature of the election, the rules of the New York Stock Exchange governing brokers' discretionary authority — which apply to brokers' authority with respect to companies listed on the NASDAQ Stock Market — do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether "routine" or not.
If you hold your shares in street name, it is critical that you cast your vote and instruct your bank, broker, or other nominee on how to vote if you want your vote to count at the Annual Meeting. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote on the proposals to be voted on at the Annual Meeting, no votes will be cast on your behalf. Broker non-votes, if any, will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on the proposals to be voted on at the Annual Meeting and will not be counted in determining the number of shares necessary for approval.
 Who will bear the cost of soliciting votes for the Annual Meeting?
Ambac will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials.  Ambac will also bear the cost of soliciting proxies on behalf of the Ambac Board.
Ambac will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Ambac has retained the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. This proxy solicitation firm estimates that approximately 150 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. Ambac expects that it will pay D.F. King its customary fees, estimated not to exceed approximately $285,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Ambac's aggregate expenses related to the solicitation, including those of D.F. King as well as for printing and mailing materials to Ambac stockholders, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $3,000,000, of which approximately $500,000 has been spent to date. Ambac has agreed to indemnify D.F. King against certain liabilities relating to or arising out of their engagement. In addition, Ambac may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, in particular Ambac's investor relations website, Ambac's Annual Meeting website, located at http://ambacforshareholders.com, or otherwise by directors, officers, and other employees of Ambac, but Ambac will not additionally compensate its directors, officers, or other employees for these services. Appendix B sets forth information
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relating to certain of our directors, officers, and employees who are considered "participants" in this proxy solicitation under the rules of the Securities and Exchange Commission, or SEC, by reason of their position or because they may be soliciting proxies on our behalf.
What happens if additional matters are presented at the Annual Meeting?
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak or William J. White, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final voting results in the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com.  We will also disclose the final voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Attending the Annual Meeting
How can I attend the Annual Meeting?
Only stockholders, their proxy holders and our guests may attend the Annual Meeting. Space is limited and admission to the meeting will be on a first-come, first-served basis. Verification of ownership will be requested at the admissions desk. If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. When you arrive at the Annual Meeting, you will be asked to present photo identification, such as a driver's license. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 29, 2016, the record date for voting. If you want to vote your common stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares. If you wish to obtain directions to attend the meeting in person, you may send an e-mail to: corporatesecretary@ambac.com or call (212) 658-7456.
Do directors attend the Annual Meeting?
It is currently expected that all of our director nominees standing for election will attend Ambac's Annual Meeting of Stockholders. All of our director nominees attended the 2015 Annual Meeting of Stockholders.
How can I find out if I am a stockholder of record entitled to vote?
For a period of at least ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours at our principal executive offices at One State Street Plaza, New York, New York 10004.
Other Questions Related to the Meeting or Ambac
Who will serve as inspector of elections?
The inspectors of election will be representatives from IVS Associates, Inc.
How can I contact Ambac's transfer agent?
Contact our transfer agent by either writing to Computershare Inc., PO Box 30170, College Station, TX 77842, or 211 Quality Circle, Suite 210, College Station, TX 77845, or by telephoning 1-800-662-7232 or via the web at www.computershare.com/investor.
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Whom should I call if I have any questions?
If you have any questions about the Annual Meeting or voting, please contact William J. White, Corporate Secretary, at (212) 658-7456 or by e-mail at corporatesecretary@ambac.com.  If you have any questions about your investment in Ambac common stock, please contact Abbe Goldstein, Managing Director, Investor Relations and Corporate Communications, at (212) 208-3222 or by e-mail at agoldstein@ambac.com.
How can a stockholder communicate directly with our Board?
Stockholders and other interested parties may communicate with Ambac's Board by writing to Ambac's Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 or by sending an e-mail to Ambac's Corporate Secretary at corporatesecretary@ambac.com.  Ambac's Corporate Secretary will then forward your questions or comments directly to the Board.
Please note that material that is directly or indirectly hostile or threatening, illegal or otherwise unsuitable will not be forwarded.  Any communication that is relevant to Ambac's business and is not forwarded will be retained for one year and will be made available to the independent directors on request.  The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with Ambac management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.
What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?
For Stockholder Proposals that are to be included in our Proxy Statement under Rule 14a-8. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if a stockholder wants Ambac to include a proposal in our proxy statement and form of proxy for presentation at our 2017 Annual Meeting of Stockholders (other than a proposal relating to the nomination of a specific individual for election to our Board of Directors), the proposal must be received by us at our principal executive offices at One State Street Plaza, New York, New York 10004, not later than ●, 2016. The proposal must be sent to the attention of our Corporate Secretary, and must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).
Other Proposals and Nominations. Our by-laws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our by-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of Ambac Financial Group, Inc. no later than the close of business on March 20, 2017, and not earlier than February 17, 2017. The notice must set forth and describe the information required by Article II of the by-laws.
These advance notice and information requirements are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above-referenced by-law provisions, subject to applicable rules of the SEC.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Ambac under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended ("Exchange Act"), the sections of this Proxy Statement titled "Report of the Audit Committee" (to the extent permitted by the rules of the U.S.  Securities and Exchange Commission) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
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BACKGROUND OF THE SOLICITATION

Background with Canyon
From time to time during 2014 and 2015, Ambac's management and certain employees of the Company met in person or telephonically with representatives of Canyon to discuss financial results and other matters relating to the Company's business. On October 21, 2014, Ambac received a letter from Canyon expressing concern about Ambac's strategic and operational management and corporate governance, and requesting a meeting with Ambac's Board of Directors.  The Company responded by letter dated October 23, 2014, offering to arrange a meeting between representatives of Canyon and Ambac's Board of Directors.  On October 31, 2014, the members of the Ambac Board met with representatives of Canyon to discuss Canyon's concerns.
In January and February of 2015, representatives of Canyon and the Company met or spoke by telephone on several occasions and exchanged correspondence regarding the Company's business, including issues relating to the obligations of Ambac Assurance Corporation ("AAC") and the Segregated Account of AAC. Discussions regarding a potential exchange transaction took place between representatives of Canyon and AAC over the ensuing months until August 2015. During that same period, representatives of Canyon and the Company met or spoke about Ambac's credit exposure to the Commonwealth of Puerto Rico and its instrumentalities on at least two occasions.
On August 10, 2015, Ambac disclosed in its quarterly report on Form 10-Q that AAC had been engaged in preliminary discussions with a number of counterparties with regard to a potential exchange transaction.  The Form 10-Q also stated that such terms could not be agreed to at that time.
Commencing in September 2015, AAC and a group of creditors, including Canyon, engaged in discussions concerning a potential exchange transaction.  Those discussions concluded at the end of October 2015 without an agreement among such parties as to a transaction.
During the first quarter of 2015, members of Ambac's Board engaged with representatives of Canyon regarding candidates for an additional directorship at the Company.  Ambac's directors evaluated candidates suggested by Canyon. On March 26, 2015, Canyon interviewed Mr. Alexander Greene, just prior to his appointment to the Board on April 2, 2015.
On December 17, 2015 Canyon sent a letter to Ambac's Board, in which Canyon, among other things, questioned Mr. Tavakoli's leadership and qualifications to be CEO, recommended that the Board immediately engage with its largest shareholders, including Canyon, regarding potential candidates for the permanent CEO position at the Company, and expressed its views about the qualifications that such candidates should possess. The letter concluded with a request for a meeting with the entire Ambac Board, as well as the Board of AAC.
On December 30, 2015, three members of Ambac's Board, as well as Ambac's General Counsel, conducted a telephonic meeting with Canyon to discuss the issues raised in the December 17th letter.
On January 4, 2016, Ambac announced that Mr. Tavakoli, who had served as Ambac's interim President and Chief Executive Officer until December 31, 2015, had been appointed to the positions of President and Chief Executive Officer.
On January 7, 2016, in a letter to Ambac's Board of Directors and the AAC Board of Directors, Canyon, among other things, expressed its disappointment with the January 4, 2016 announcement that Mr. Tavakoli had been appointed permanent CEO and requested an immediate in person meeting with members of the Ambac and AAC Boards.  Additionally, Canyon made a demand under Section 220 of the Delaware General Corporation Law (a "220 Demand") seeking, among other things, certain stockholder information as well as extensive information relating to the Board's search for a permanent CEO, the appointment of Mr. Tavakoli to that position, the compensation Mr. Tavakoli would receive as permanent CEO, and the decision to appoint Mr. Prieur as a director.

On January 19, 2016, Ambac's counsel spoke with Canyon's counsel and stated that Ambac was willing to make three of its Board members, including Mr. Tavakoli, Mr. Stein and another independent director available to meet with Canyon.
On January 21, 2016, Ambac sent a response letter to Canyon that, among other things, restated Ambac's offer to make three of its Board members available to meet with Canyon, and stated that the 220 Demand did not comply with applicable procedural requirements, lacked a proper purpose for inspection and was overbroad.  Ambac further responded that it would make certain stocklist materials available, subject to certain conditions.
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On February 4, 2016, Canyon sent a letter to Ambac, through its legal counsel, responding to Ambac's letter of January 21, 2016.  In this letter, Canyon stated, among other things, that the applicable procedural requirements for its 220 Demand had been satisfied, that it had a proper purpose for the information requested and that it was not overbroad.
On February 19, 2016, Ambac sent a response letter to Canyon that, among other things, reiterated its views that Canyon is not entitled to inspect the books and records sought in its 220 Demand, with the exception of certain stocklist materials.
On March 7, 2016, Canyon sent a response letter to Ambac, reissuing its Section 220 Demand and including demands for additional stocklist materials and for additional books and records showing any relationships between Ambac's board members and Ambac's CEO, and stated its intention to mount a proxy contest.
On March 14, 2016, Ambac sent a letter to Canyon, through legal counsel, responding to Canyon's March 7, 2016 letter.  In that letter, Ambac again restated its views that, for multiple reasons, Canyon is not entitled to inspect the books and records sought in its 220 Demand, as modified in Canyon's March 7, 2016 letter, with the exception of certain stocklist materials.  On March 20, 2016, Ambac sent a letter to Canyon, through legal counsel, correcting one point in its March 14, 2016 letter.
On March 14, 2016, Canyon delivered to Ambac a notice of intent to nominate persons for election as directors at the 2016 annual meeting of stockholders of Ambac.
On March 18, 2016, representatives of Canyon met with representatives of Ambac, including Ambac's CEO and two other members of Ambac's Board, to discuss Canyon's nomination notice and other issues.  This meeting did not result in any resolution between the parties.
On March 28, 2016, Canyon sent a letter to Ambac expressing concerns about Ambac's President and Chief Executive Officer.
Background of the Support Agreements
In a letter dated November 13, 2015, Cornwall Master LP ("Cornwall") requested a meeting with Ambac's Board of Directors to discuss its concerns over the lack of a non-interim Chief Executive Officer at the Company and issues relating to the interests of AAC policyholders and other creditors compared to the interests of Ambac's shareholders.  The Chairman of Ambac's Board held a telephonic meeting with Cornwall in early December 2015 to discuss such matters.  In a letter to Ambac's Board dated December 21, 2015, Cornwall expressed, among other things, continuing concerns over the lack of a non-interim Chief Executive Officer at the Company, issues relating to creditors of AAC and Ambac's corporate governance.
During the first quarter of 2016, the Ambac Board considered the possibility of adding new directors to the Ambac Board, and the Governance and Nominating Committee of the Board commenced the process of identifying and vetting potential candidates.  By early March, one of these candidates, David Herzog, had distinguished himself as the leading candidate.
In early 2016, the Chairman of Ambac's Board began a series of discussions with representatives of Cornwall regarding corporate governance matters, including Board composition.  On March 11, 2016, Ambac and Cornwall entered into a non-disclosure agreement pursuant to which the parties could confidentially discuss certain, limited information relating to the nomination of directors to the Company's Board in connection with the 2016 Annual Meeting (the "Board Nomination Matters").  Following this, Mr. Stein and other representatives of Ambac engaged in discussions with Cornwall regarding potential nominees to the Board. Cornwall representatives raised the possibility of adding Ian D. Haft, a founding partner of Cornwall, and another new independent director to the Ambac board, which representatives of Ambac said they would be willing to consider if Cornwall would enter into a voting and support agreement with Ambac pursuant to which it would agree to vote its shares in favor of the slate of director nominees recommended by the Board, which would include Messrs. Haft and Herzog  (the "Cornwall Support Agreement"). Discussions on these topics with Cornwall continued over the following weeks.  On March 15, 2016, Cornwall submitted a notice of nomination of two director candidates, including Ian D. Haft, and in a letter dated March 17, 2016, Cornwall made a 220 Demand seeking certain stocklist materials.  Cornwall informed Ambac that it was taking such actions only to preserve its rights in the event that Cornwall and Ambac were unable to reach an agreement.
On March 13, 2016, Ambac and Evermore Global Advisors LLC ("Evermore") entered into a non-disclosure agreement pursuant to which the parties could confidentially discuss the Board Nomination Matters.  On March 14, 2016 Ambac entered into separate non-disclosure agreements with each of Alden Global Capital LLC ("Alden") and Axonic Capital LLC ("Axonic") pursuant to which Ambac could enter into confidential discussions with each of Alden and Axonic on the Board Nomination Matters. Also on March 14, 2016, Ambac announced its intention to add up to two new independent directors to the Ambac Board, and that the Ambac Board was in discussions with several shareholders about the number and identities of the candidates. On March 25, 2016, Ambac entered into a non-disclosure agreement with Sterling Grace Municipal Securities Corp. ("Sterling Grace") pursuant to which the parties could confidentially discuss the Board Nomination Matters.
Discussions ensued between Mr. Stein and other representatives of Ambac with each of Alden, Axonic, Evermore and Sterling Grace regarding each party entering into its own Support Agreement (each, and the Cornwall Support Agreement, a "Support Agreement") with Ambac relating to the Company's agreement to appoint Messrs. Haft and Herzog to the Ambac Board and to the agreement of each Stockholder would agree to vote in favor of the slate of director nominees recommended by the Board, which would include Messrs. Haft and Herzog.  Each of Cornwall, Alden, Axonic, Evermore and Sterling Grace are referred to herein as Support Agreement Stockholders.
On March 26, 2016, the Board of Directors met to consider, among other things, the Support Agreements with each of Cornwall, Alden, Axonic, Evermore and Sterling Grace. On March 28, 2016, the Board voted to approve the Support Agreements with each of Cornwall, Alden, Axonic, Evermore and Sterling Grace, and, subject to the execution of such agreements, approved the expansion of the board to eight directors, the appointment of David Herzog and Ian D. Haft to the Board, and the nomination of a slate of six directors for election at the 2016 Annual Meeting that would include David Herzog and Ian D. Haft, as well as Alexander D. Greene, C. James Prieur, Jeffrey S. Stein and Nader Tavakoli.
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On March 28, 2016, Ambac entered into Support Agreements with each of Cornwall, Alden, Axonic, Evermore and Sterling Grace.
Upon execution and delivery of the Cornwall Support Agreement, Cornwall withdrew its March 15, 2016 nomination letter as well as its 220 Demand. Pursuant to each of the Support Agreements, each Support Agreement Stockholder has agreed with the Company, among other things, that it will vote all shares of common stock it owns as of the Record Date in favor of (i) Messrs. Greene, Haft, Herzog, Prieur, Stein and Tavakoli for election as directors to the Board at the 2016 annual meeting, (ii) the Company's "say on pay" proposal," and (iii) the ratification of the Company's auditors.  The Company has agreed with each Support Agreement Stockholder that it will use reasonable best efforts to recommend, support and solicit proxies in favor of the election of Messrs. Haft and Herzog to the Board at the 2016 Annual Meeting.
Each Support Agreement Stockholder has agreed with the Company not to nominate or recommend any person for election to the Board at the 2016 Annual Meeting, submit any proposal for consideration at the 2016 Annual Meeting, or initiate or participate in any "withhold" campaign with respect to the 2016 Annual Meeting, or support or encourage other stockholders taking any of these actions.  The Company has agreed with each Support Agreement Stockholder that following the 2016 Annual Meeting through the 2017 Annual Meeting, the Board will not increase the size of the board to more than six directors other than by unanimous vote of the directors then in office.
In addition to any other committee assignments the Board may make, the Company has agreed with each Support Agreement Stockholder that for so long as he serves on the Board, Mr. Haft will be appointed to the Compensation Committee and the Strategy and Risk Policy Committee.  The Company has further agreed with each Support Agreement Stockholder that, from and after the 2016 Annual Meeting, Mr. Haft and Mr. Herzog will serve on the board of directors of AAC.
Each of the Support Agreement Stockholders has agreed to  standstill provisions, and (other than Axonic, which represented to Ambac that, at the time of signing the Support Agreement, it had no intention to sell common shares) has agreed that from March 28, 2016, until the completion of the 2016 Annual Meeting, it will not engage in any trading that would reduce the net voting power of such Support Agreement Stockholder and its affiliates at the annual meeting.
The Cornwall Support Agreement provides that if, at any time while Mr. Haft serves on the Board, Cornwall ceases to have "net long" ownership of at least 1,600,000 shares of the Company's common stock, Cornwall will cause Mr. Haft to resign from the Board.  Cornwall has agreed that, from and after the 2016 annual meeting, for so long as Mr. Haft serves on the Board, Cornwall will vote its shares in accordance with the foregoing obligations to support the Board's nominees for each future annual meeting.
The Cornwall Agreement terminates on the later of (i) September 28, 2016 and (ii) 30 days after the date on which Mr. Haft ceases to be a director on the Board.  The Axonic Agreement terminates on the earlier of the date that (i) either of the Messrs. Herzog or Haft cease to serve on the Board or the Board fails to nominate either of Messrs. Herzog or Haft to serve on the Board, (ii) the date following the 2016 annual meeting, and (iii) June 18, 2016. Each of the Alden, Evermore and Sterling Grace Support Agreements terminates on the earlier of (i) the date on which Messrs. Herzog or Haft cease to serve on the Board, or (ii) September 28, 2016.
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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Board of Directors
The Board oversees the business of Ambac and monitors the performance of management.  Addressing issues following Ambac's emergence from Chapter 11 and the challenges confronting our principal operating subsidiary, Ambac Assurance Corporation ("AAC"), a financial guarantee insurance company, requires a high level of focus, time commitment and engagement from the directors.   The Board meets approximately five times per year in regularly scheduled meetings, but will meet more often, if necessary.  The Board met 16 times in 2015.  Outside of formal meetings, directors frequently engage with management concerning Ambac's business and strategies. Each director attended at least 96% of the meetings of the Board and committees on which he served.
All of our current directors, except Messrs. Haft, Herzog, and Mandel, also serve as directors of AAC.
Messrs. Eugene M. Bullis and Victor Mandel, who have served on our Board of Directors since May 2013, are not standing for re-election at the 2016 Annual Meeting of Stockholders.
Board Leadership Structure
The Board does not have a policy on whether or not the roles of Chief Executive Officer and Board Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee Directors, an employee or an outsider.  The Board believes that it should be free to make this choice any way that it deems best for Ambac at any given point in time.  While the Board has no fixed policy with respect to combining or separating the offices of Board Chair and Chief Executive Officer, those two positions have been held by separate individuals for the last several years, with the position of Chair of the Board currently being filled by Jeffrey S. Stein and the position of Chief Executive Officer by Nader Tavakoli. The Company believes this is the appropriate leadership structure for it at this time.
A majority of our directors are independent (see "Director Independence" below), and the Board believes that the independent directors provide effective oversight of management.
Board Committees
The current members of each of the committees of the Board, as well as the current Chairman of each of the committees of the Board, are identified in the following paragraphs.  Each of the standing committees operates under a written charter adopted by the Board.  The Board has adopted a written charter for each of our standing committees which are available in the Corporate Governance section of our Investor Relations website:  http://ir.ambac.com/governance.cfm.  A copy of each charter is also available to stockholders free of charge on request to our Corporate Secretary, at corporatesecretary@ambac.com.
Audit Committee
The Audit Committee is currently comprised of Messrs. Eugene M. Bullis (Chairman), Alexander D. Greene, David Herzog, C. James Prieur and Jeffrey S. Stein.  The main function of our Audit Committee is to oversee our accounting and financial reporting processes.  The Audit Committee's responsibilities include:
•	Selecting and approving fees and terms of auditors' engagement.
•	Approving the audit and non-audit services to be performed by our independent auditors.
•	Evaluating the experience, performance, qualifications, and independence of our independent auditors.
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•	Reviewing the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.
•	Reviewing the design, operation and effectiveness of our internal controls and our critical accounting policies.
•	Reviewing with management our annual audited financial statements, quarterly financial statements, earnings and any other material press releases related to accounting or financial matters announcements.
•	Review with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures.
•	Review and approve the committee report the SEC requires for inclusion in our annual proxy statement.
•	Reviewing our Regulation FD Policy.
•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
Our Board has determined that each of the directors serving on our Audit Committee is independent within the meaning of the Listing Rules of NASDAQ.  The Board of Directors has determined that, based on each member's professional qualifications and experience, each of the members of the Audit Committee qualifies as an audit committee financial expert as defined under the rules of the SEC. The Audit Committee met eleven times in 2015.
Compensation Committee
The Compensation Committee is currently comprised of Messrs. Eugene M. Bullis, Alexander D. Greene, Ian D. Haft, and C. James Prieur, who replaced Mr. Bullis as Chairman on February 26, 2016. The purpose of our Compensation Committee is to assist the Board in overseeing our compensation programs. The Compensation Committee's responsibilities include:
•	Reviewing the overall compensation principles governing the compensation and benefits of the executive officers and other employees.
•	Evaluating the performance of our Chief Executive Officer.
•	Reviewing the procedures for the evaluation of the executive officers, other than our Chief Executive Officer.
•	Reviewing and approving the selection of our peer companies to use as a reference in determining competitive compensation packages.
•	Determining all executive officer compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites).
•	Reviewing and approving the terms of any employment agreements and severance arrangements, change-in-control agreements, and any special or supplemental compensation and benefits for the executive officers and individuals who formerly served as executive officers.
•	Acting as the administering committee for our stock and bonus plans and for any equity compensation arrangements that may be adopted by us from time to time.
•	Making and approving grants of equity based awards to directors under Ambac's compensation plans.
•	Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure, and, based on this review and discussion, making a recommendation to include the CD&A disclosure in our annual public filings.
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•	Preparing the annual Compensation Committee Report for inclusion in our annual public filings.
Each member of our Compensation Committee is an "outside" director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a "non-employee" director within the meaning of Rule 16b-3 of the Exchange Act.  Our Board of Directors has determined that each of the directors serving on our Compensation Committee is independent within the meaning of the Listing Rules of NASDAQ.  The Compensation Committee met twenty-one times in 2015.
The Compensation Committee directly engaged Frederic W. Cook & Co., Inc., a nationally recognized independent compensation consulting firm, to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive compensation practices and determinations. From time to time, our Chief Executive Officer will attend meetings of the Compensation Committee and express his view on the Company's overall compensation philosophy. Following year-end, the Chief Executive Officer makes recommendations to the Compensation Committee as to the total compensation package (salary, bonus, RSU grant and Long Term Incentive Plan ("LTIP") award) to be paid to each of the other named executive officers in the Summary Compensation Table. Michael Reilly, our Chief Administrative Officer, serves as management's main liaison with the Compensation Committee and assists the Compensation Committee Chairman in setting the annual agenda and gathering the requested supporting material for each Compensation Committee meeting. William J. White, our Corporate Secretary, serves as secretary to the Compensation Committee.
Governance and Nominating Committee
The Governance and Nominating Committee is currently comprised of Messrs. Eugene M. Bullis, Alexander D. Greene (Chairman) and Jeffrey S. Stein.  Our Governance and Nominating Committee's purpose is to assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors consistent with criteria set by our Board of Directors, to oversee the evaluation of the Board of Directors and management, and to develop and update our corporate governance principles.  The Governance and Nominating Committee's responsibilities include:
•	Evaluating the composition, size, organization, and governance of our Board of Directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.
•	Periodically reviewing the standards for director independence and provide the Board with an assessment of which directors should be deemed independent.
•	Determining the criteria for Board membership.
•	Evaluating the participation of members of the Board in continuing education.
•	Reviewing and recommending to our Board of Directors the compensation of our non-employee directors and our subsidiaries' directors.
•	Reviewing plans for the succession of our executive officers.
•	Reviewing and approving related party transactions.
•	Administering a procedure to consider stockholder recommendations for director nominees.
•	Evaluating and recommending candidates for election or re-election to our Board of Directors, including nominees recommended by stockholders.
•	Reviewing periodically Ambac's Code of Business Conduct and compliance therewith.
Each member of the Committee is a non-employee member of our Board of Directors.  Our Board of Directors has determined that each of the directors serving on our Governance and Nominating Committee is independent within the meaning of the Listing Rules of NASDAQ. The Governance and Nominating Committee met five times in 2015.
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Strategy and Risk Policy Committee
The Strategy and Risk Policy Committee is currently comprised of Messrs. Eugene M. Bullis, Ian D. Haft, C. James Prieur, Jeffrey S. Stein (Chairman) and Nader Tavakoli. The Strategy and Risk Policy Committee's responsibilities include:
•	Consulting with the Audit Committee on key guidelines and policies for risk assessment and risk management.
•	Oversight of capital structure, financing and treasury matters.
•	Reviewing, evaluating and recommending to the Board the proposed terms of certain financing activities that require Board approval.
•	Reviewing Ambac's short-term and long-term financial and investment guidelines, plans and strategies.
•	Reviewing and making recommendations to the Board regarding strategic plans and initiatives, including potential investments in joint ventures, mergers, acquisitions, and other business combinations.
The Strategy and Risk Policy Committee met five times in 2015.
Board's Role in Risk Oversight
Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management's strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management's performance against the strategy.
The Board takes an enterprise-wide approach to risk management oversight that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The Board annually reviews our business plan, factoring risk management into account. It also approves our risk appetite statement, which articulates our tolerance for risk and describes the general types of risk that the Company accepts or attempts to avoid.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibilities related to risk assessment and risk management, and our management team has responsibility for managing the risks to which we are exposed and reporting on such matters to the Board and applicable Board committees.
The Audit Committee oversees the management of risk associated with the integrity of our financial statements and our compliance with legal and regulatory requirements.  In addition, the Audit Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures.  The Audit Committee reviews with management, internal auditors, and external auditors the accounting policies, our system of internal controls over financial reporting and the quality and appropriateness of disclosure and content in the financial statements and other external financial communications.
The Compensation Committee oversees the management of risk primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, compensation structures that might lead to undue risk taking, and disclosure of our executive compensation philosophies, strategies and activities.
The Governance and Nominating Committee oversees the management of risk primarily associated with our ability to attract, motivate and retain quality directors, our corporate governance programs and practices and our compliance therewith.  Additionally, the Governance and Nominating Committee oversees the processes for evaluation of the performance of the Board, its committees and management each year and considers risk management effectiveness as part of their evaluation. The Governance and Nominating Committee also performs oversight of the business ethics and compliance program, and reviews compliance with our Code of Business Conduct.
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The Strategy and Risk Policy Committee oversees the management of risk and risk appetite primarily with respect to strategic plans and initiatives, oversight of our capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of our financial and commercial-related risks.
The full Board also receives quarterly updates from Board committees, and the Board provides guidance to individual committee activities as appropriate.
Director Independence
The Governance and Nominating Committee annually reviews the relationships that each director has with Ambac.  In conducting this review, the Committee considers all relevant facts and circumstances, including any consulting, legal, accounting, charitable and familial relationships and such other criteria as the Governance and Nominating Committee may determine from time to time.  Following such annual review, the Committee reports its conclusions to the full Board, and only those directors whom the Board affirmatively determines to have no material relationship with Ambac and otherwise satisfy the criteria for director independence established by the committee are considered independent directors.
Based on the review and recommendation of the Governance and Nominating Committee, the Board has determined that none of Messrs. Bullis, Greene, Herzog, Haft, Mandel, Prieur, or Stein has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each of them is an independent director as defined in the Listing Rules of NASDAQ.  In determining the independence of our directors, the Board of Directors has adopted the independence standards specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ.
Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee has been an officer or employee of Ambac. In 2015 each of Messrs. Bullis, Greene, Mandel and Stein served as members of the Compensation Committee. None of our executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Compensation Committee.

Consideration of Director Nominees
Stockholder Recommendations and Nominees
The Governance and Nominating Committee considers properly submitted recommendations for candidates to the Board of Directors from stockholders.  In evaluating such recommendations, the Governance and Nominating Committee seeks to achieve a balance of experience, knowledge, expertise, and capability on the Board of Directors and to address the membership criteria set forth under "Director Selection Process and Qualifications" below.  Any stockholder recommendations for consideration by the Governance and Nominating Committee should be sent in accordance with the provisions of our by-laws, as described under "Other Questions related to the Meeting or Ambac—What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?" above.  There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations should be sent to the Board of Directors, together with the information required by Article II of our by-laws, c/o:  Ambac Financial Group, Inc., Attn:  Corporate Secretary, One State Street Plaza, New York, New York 10004.
Director Selection Process and Qualifications
Our Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with our Corporate Governance Guidelines regarding the selection of director nominees.  Pursuant to
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these guidelines, the Governance and Nominating Committee screens candidates and evaluates the qualifications of the persons nominated by or recommended by our stockholders.  The Governance and Nominating Committee recommends director nominees who are ultimately approved by the full Board of Directors.
The Governance and Nominating Committee reviews the composition of the Board as a whole, as well as the committees, and assesses the appropriate knowledge, experience, skills, expertise and diversity in the context of the current make-up of the Board at that point in time.  It also reviews the Board to ensure that it contains at least the minimum number of independent directors required by applicable law and stock exchange listing requirements. The Governance and Nominating Committee monitors the composition of the Board to determine if it meets the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills.  The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors.  The Committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines.  Other nominees that may be proposed by current directors, members of management or by stockholders are also considered.  The Committee may, at Ambac's expense, engage search firms, consultants and other advisors to identify, screen and/or evaluate candidates. When considering a potential non-incumbent candidate, the Governance and Nominating Committee will factor into its determination the following qualities, among others: character, judgment, business experience, diversity and acumen, all to be considered in the context of an assessment of the perceived needs of the Board at that point in time. Candidates also are evaluated in light of other factors, such as those relating to service on other boards.
With regard to our current nominees to the Board of Directors, Jeffrey S. Stein, and Nader Tavakoli were appointed to the Board in May 2013 following our emergence from bankruptcy pursuant to the terms of the Second Modified Fifth Amended Plan of Reorganization and subsequently elected by the stockholders at the 2013, 2014 and 2015 Annual Meetings.  Alexander D. Greene was recommended to the Governance and Nominating Committee as a candidate for Board membership by one of our stockholders and appointed to the Board in April 2015. Mr. Greene was subsequently elected by the stockholders at the 2015 Annual Meeting. C. James Prieur was recommended to the Governance and Nominating Committee as a candidate for Board membership after meeting with certain members of our Board of Directors in connection with the Company's CEO search in 2015, and was appointed to the Board in January 2016. David Herzog was recommended to the Governance and Nominating Committee as a candidate for Board membership by a search firm retained by the Committee to identify, screen, and evaluate candidates and was appointed to the Board in March 2016. Ian D. Haft was recommended to the Governance and Nominating Committee as a candidate for Board membership by one of our stockholders and appointed to the Board in March 2016.  As set forth under "Background of the Solicitation - Background of the Support Agreements," the Board appointed Messrs. Herzog and Haft to the Board in connection with the execution of the Support Agreements. The Governance and Nominating Committee and the Board of Directors believe that the attributes required to serve as a director of Ambac, along with the leadership skills and other experiences of our Board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our goals and strategies and monitor their execution.
Executive Sessions
Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting and at other times as appropriate.  The Board of Directors' policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors.
Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense.  The Board of Directors and its committees need not obtain management's consent to retain outside advisors.
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Board Effectiveness
Our Board of Directors performs an annual self-assessment to evaluate its effectiveness, and the effectiveness of its Committees, in fulfilling their respective obligations.

Code of Business Conduct
Ambac has a Code of Business Conduct which reflects the Board's commitment to maintaining strong standards of integrity for handling business situations appropriately and effectively. The Code of Business Conduct can be found in the Corporate Governance section of Ambac's Investor Relations website at http://ir.ambac.com/governance.cfm.  Ambac will disclose on its website any amendment to, or waiver from, a provision of its Code of Business Conduct that applies to its Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer.  Ambac's Corporate Governance Guidelines and the charters for the Audit Committee, Governance and Nominating Committee, Strategy and Risk Policy Committee and Compensation Committee are also available in the Corporate Governance section of Ambac's Investor Relations website at http://ir.ambac.com/governance.cfm.

Board Compensation Arrangements for Non-Employee Directors
Ambac's director compensation program is designed to enable continued attraction and retention of highly qualified non-employee directors by ensuring that director compensation is reflective of the time, effort, expertise, and accountability required of board membership. The Governance and Nominating Committee believes that annual compensation for non-employee directors should generally consist of both a cash component, designed to compensate members for their service on the Board of Directors and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board, as well as compensate members for their service. Our annual compensation arrangement for non-employee directors consists of (i) an annual cash retainer of $200,000 and (ii) a grant of $250,000 of stock-based compensation, comprised of restricted stock units (rounded up to the nearest whole unit), or other stock based awards as permitted under Ambac's 2013 Incentive Compensation Plan. Additionally, a non-employee director acting as Chairman of the Board or any committee receives a Chairman's fee of up to $25,000 per director. There are no additional fees for attending meetings. We also reimburse our directors for reasonable out-of-pocket expenses in connection with their Board service, including attendance at Board of Directors and committee meetings. The restricted stock units that were granted to our non-employee directors on April 30, 2015 will vest on April 30, 2016. Each year we make annual grants of restricted stock units to our non-employee directors on or about the last business day in April, which vest on the one year anniversary of the grant date. Restricted stock units granted in prior years that have vested will not settle and convert into shares of common stock until the director resigns from, or otherwise ceases to be a member of, the Board of Directors of Ambac. Each non-employee director is required to acquire and hold shares of our common stock equal to the lesser of $800,000 in value or 40,000 shares within five years of becoming a director. This requirement may be satisfied by restricted stock unit holdings and other share acquisitions. The Governance and Nominating Committee will review the compensation programs for non-employee directors on an annual basis to assess if amounts are appropriate in light of directors' time commitments and contributions.
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Compensation for Non-Employee Directors 2015
The following table summarizes compensation earned by non-employee directors during 2015.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Eugene M. Bullis	$225,000	$250,004	—	$475,004
Alexander D. Greene	$150,000	$270,841	—	$420,841
Victor Mandel	$225,000	$250,004	—	$475,004
Jeffrey S. Stein	$225,000	$250,004	—	$475,004
1.
The value of the restricted stock units ("RSUs") reported in the table above is based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The number and grant date fair value of RSUs granted on April 30, 2015 (based on the closing price of our common stock on the NASDAQ Stock Market at the time of the grant) were as follows: Mr. Bullis, 10,865 RSUs valued at $250,004; Mr. Greene, 10,865 RSUs, valued at $250,004; Mr. Mandel, 10,865 RSUs, valued at $250,004; and Mr. Stein, 10,865 RSUs, valued at $250,004.  In addition, Mr. Greene received a grant of 821 RSUs, valued at $20,837 upon his initial appointment to the Board of Directors on April 2, 2015. The total number of RSUs held by each of the non-employee directors as of December 31, 2015 was as follows: Mr. Bullis, 37,328; Mr. Greene, 11,686; Mr. Mandel, 37,328; and Mr. Stein, 37,328.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 29, 2016, concerning, except as indicated by the footnotes below:
•	Each person whom we know beneficially owns more than 5% of our common stock.
•	Each of our directors and nominees for the Board of Directors.
•	Each of our named executive officers (see the section titled "Executive Compensation").
•	All of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.
We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.
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	Amount and Nature of Shares Beneficially Owned
Name	Number (1)	Percent of Class (2)
Executive Officers and Directors
Nader Tavakoli	288,027	*
David Trick	19,432	*
Robert B. Eisman	7,774	*
Stephen M. Ksenak	7,774	*
Cathleen J. Matanle	0	*
Eugene M. Bullis	53,995	*
Alexander D. Greene	14,686	*
Victor Mandel	53,995	*
C. James Prieur	11,052	*
Jeffrey S. Stein	60,995	*
David Herzog	0	*
Ian D. Haft	0	*
All executive officers, directors and nominees as a group (12 persons)	521,618	1%
* Beneficial ownership representing less than 1% is denoted with an asterisk (*).
1.
The share ownership listed in the table includes shares of our common stock that are subject to issuance in the future with respect to restricted stock units ("RSUs") and stock options which have vested or may vest within 60 days of the Record Date in the following aggregate amounts: Mr. Tavakoli, 153,130 shares; Mr. Trick, 11,684 shares; Mr. Eisman, 4,674 shares; Mr. Ksenak, 4,674 shares; other executive officers as a group, 2,337 shares; Mr. Bullis, 53,995 shares; Mr. Greene, 11,686 shares; Mr. Mandel, 53,995 shares; Mr. Prieur, 6,052 shares; and Mr. Stein, 53,995 shares. The RSUs granted to each of our non-executive directors shall not settle and convert into shares of common stock until such director resigns from, or otherwise ceases to be a member of, the Board of Directors of the Company. Each RSU represents a contingent right to receive one share of the Company's common stock. RSUs granted to our named executive officers, and RSUs and stock options granted to the directors, that vest more than 60 days after the Record Date for voting at the Annual Meeting have not been included in the table above in accordance with SEC rules.

2.
Applicable percentage ownership is based on 45,046,996 shares of common stock outstanding at March 29, 2016.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  Each holder of common stock is entitled to one vote per share of common stock on all matters submitted to our stockholders for a vote.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and greater-than-ten percent stockholders (collectively, our "insiders") file reports with the SEC on their initial beneficial ownership of Ambac common stock and any subsequent changes.  Our insiders must also provide us with copies of the reports.  We reviewed copies of all reports furnished to us and obtained written representations from our insiders that all transactions have been reported to us.  Based on this, we believe that all of our insiders complied with their filing requirements for 2015.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions Policy and Procedure
Our Related Party Transactions Policy provides that we will only enter into or ratify a related party transaction when our Board of Directors, acting through the Governance and Nominating Committee, determines that the related party transaction is in the best interests of Ambac and our stockholders.
For the purposes of this policy,
•	a "related party" means:
◦	a member of the Board of Directors (or a nominee to the Board of Directors);
◦	an executive officer;
◦	any person who is known by Ambac to be the beneficial owner of more than 5% of our common stock; or
◦	any person known by Ambac to be an immediate family member of any of the persons listed above; and
•	a "related party transaction" means a transaction (and/or amendment thereto) with a related party occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving Ambac where the amount exceeds $120,000 and in which any related party had or will have a direct or indirect interest.
Each of our directors and executive officers are required to bring potential related party transactions to the attention of Ambac and are periodically required to confirm and provide details of such transactions.  Our legal staff, in consultation with management and with outside counsel, as appropriate, determines whether any transaction or relationship brought to Ambac's attention does, in fact, constitute a related party transaction requiring compliance with the Policy.
If our legal department determines that a transaction is a related party transaction, the Governance and Nominating Committee must review the transaction and either approve or disapprove it.  A related party transaction entered into without pre-approval of the Committee will not be deemed to violate the Related Party Transactions Policy, or be invalid or unenforceable, so long as the transaction is brought to the Governance and Nominating Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.  In determining whether to approve or ratify a transaction with a related party, the Governance and Nominating Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:
•	whether the terms of the related party transaction are fair to Ambac and on the same basis as would apply if the transaction did not involve a related party;
• whether there are business reasons for Ambac to enter into the related party transaction;
• whether the related party transaction would impair the independence of an outside director; and
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•	whether the related party transaction would present an improper conflict of interests for any director or executive officer of Ambac, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.
Any member of the Governance and Nominating Committee who is a related party with respect to a transaction under review may not vote on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the Committee's discussions of the related party transaction.
No related party transactions were identified in 2015.
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PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Nominees
The Governance and Nominating Committee recommended, and the Board of Directors nominated:
•	Alexander D. Greene
•	Ian D. Haft
•	David Herzog
•	C. James Prieur
•	Jeffrey S. Stein
•	Nader Tavakoli
as nominees for election as members of our Board of Directors at the Annual Meeting.  At the Annual Meeting, six directors will be elected to the Board of Directors.
Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees.  In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee.  The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director's earlier death, resignation, or removal.
Required Vote
The six nominees receiving the highest number of affirmative "FOR" votes shall be elected as directors.  Unless marked to the contrary, proxies received will be voted "FOR" these nominees.
Ambac Recommendation
Our Board of Directors recommends that you vote on the WHITE proxy card or voting instruction form "FOR ALL" six of the Ambac Board's nominees for the election (Mr. Greene, Mr. Herzog, Mr. Haft, Mr. Prieur, Mr. Tavakoli, and Mr. Stein) to be elected and to serve as directors of Ambac until our 2017 Annual Meeting and until their successors are elected and qualified. It is intended that the WHITE proxies will be voted for these six Ambac nominees set forth in this proposal. Ambac's Board recommends using the enclosed WHITE proxy card to vote "FOR ALL" of the Ambac Board's six nominees for director.
Canyon has notified the Company that it intends to propose three alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board.  Accordingly, the six nominees receiving the highest number of "FOR" votes will be elected.  Withholdings will be counted as present for purposes of this vote but are not counted as votes cast.  Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
The Board does not endorse any Canyon nominee and recommends that you vote FOR the election of each of the nominees proposed by the Board.  The Board strongly urges you not to sign or return any proxy card sent to you by Canyon.  If you have previously submitted a proxy card sent to you by Canyon, you can revoke that proxy and vote for the Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.
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Set forth below is biographical information as of March 29, 2016 for each of the nominees as well as for each director whose term of office will continue after the upcoming Annual Meeting.  In addition to the information set forth below, Appendix B sets forth information relating to certain of our directors, officers and employees who are considered "participants" in this proxy solicitation under the rules of the SEC by reason of their position as Company directors or because they may be soliciting proxies on our behalf. At the conclusion of each individual's biographical information is a list of the specific experience, qualifications, attributes or skills that, in the opinion of the  Governance and Nominating Committee, qualify that nominee to serve as a director of the Company. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Alexander D. Greene	57	Director
Ian D. Haft	45	Director
David Herzog	56	Director
C. James Prieur	64	Director
Jeffrey S. Stein	46	Chairman of the Board of Directors
Nader Tavakoli	58	President, Chief Executive Officer and Director

Alexander D. Greene
Mr. Greene has been a Director since April 2, 2015. Mr. Greene has over 30 years of corporate finance and private equity experience. From December 2005 to March 2014, he was a Managing Partner and head of U.S. Private Equity at Brookfield Asset Management, a global asset manager with over $175 billion of assets under management. At Brookfield, he led a team that invested in companies where operational improvement and strategic guidance were primary drivers of value creation. Prior to joining Brookfield, Mr. Greene was a Managing Director and co-head of Carlyle Strategic Partners, a private equity fund investing in financially distressed industrial companies; and at Wasserstein Perella & Co., and Whitman Heffernan Rhein & Co., served as an investment banker to large and mid-cap companies, boards of directors and other constituencies, focusing on leveraged finance, merger and acquisition and recapitalization transactions. Mr. Greene is a director of USA Truck, Inc. and formerly served as a director of Longview Fibre Paper and Packaging, CWC Energy Services Corp., Civeo Corporation and Overseas Shipholding Group, Inc. He is a member of the Armonk New York Fire Department and serves on the Budget and Finance Advisory Committee for the Town of North Castle, New York. He holds a Bachelor of Business Administration in Finance from the George Washington University.
Experience, Qualifications and Skills:
With over 30 years of corporate finance and private equity experience, Mr. Green has substantial insight and understanding of the issues affecting Ambac. In particular, his service at Brookfield Asset Management, where he led a team that invested in companies where operational improvement and strategic guidance were primary drivers of value creation, is invaluable to Ambac. He has served as an adviser to boards of directors and other constituencies, focusing on leveraged finance, merger and acquisition and recapitalization transactions. This background, as well as his financial expertise and other board experience, makes Mr. Greene well qualified to serve on our Board of Directors and its Audit and Compensation Committees, and to chair its Governance and Nominating Committee.
Ian D. Haft
Mr. Haft has been a director since March 28, 2016.  He is a founding partner and Vice President and Secretary of Cornwall Capital Management LP ("Cornwall"), an investment manager. Mr. Haft joined Cornwall in 2009 and also previously held the positions of Chief Financial Officer (until November 2011) and Chief Operating Officer and Chief Compliance Officer (until the end of 2015). Mr. Haft is also a member of Cornwall GP, LLC, the general partner of Cornwall Master LP. Prior to joining Cornwall, Mr. Haft was a Principal at GenNx360 Capital Partners, a private equity fund, from 2008 to 2009. From 2002 to 2008, Mr. Haft was a Senior Associate and then Vice President (from 2004) at ACI Capital Co.,
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LLC, where he focused on middle market leveraged buyouts and growth equity investments on behalf of two private equity funds. Mr. Haft began his career at The Boston Consulting Group in 1993 and was also employed by Merrill Lynch & Co. and The Blackstone Group prior to joining ACI Capital in 2002. Mr. Haft currently serves as Chairman of the Board of Hone Fitness Inc. (since March 2014). Mr. Haft is also currently a director of Touchstone Gold Holding S.A. (since May 2015) and the Special Litigation Manager of Smart Skins LLC (since November 2014). Mr. Haft previously served as a director of American Pacific Corporation (NASDAQ: APFC) from March 2013 until February 2014. Mr. Haft graduated magna cum laude with a BA in economics and mathematics from Dartmouth College in 1993 and his received his JD and MBA from Columbia University in 2000. Mr. Haft has extensive experience working with companies of all sizes and identifying, understanding and utilizing areas of value creation.
David  Herzog
Mr. Herzog has been a director since March 28, 2016.  He has been the Chief Financial Officer and Executive Vice President of AIG since October 2008 and is expected to retire from that position in April 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp Company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. Mr. Herzog received a bachelor's degree in accounting from the University of Missouri-Columbia and a master of business administration in finance and economics from the University of Chicago. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute.
Experience, Qualifications and Skills:
Mr. Herzog was a key member of the AIG restructuring teams that orchestrated the repayment of US Government support provided following the 2008 financial crises, and the repositioning of AIG's debt capital structure. Mr. Herzog's financial and management experience in the oversight of AIG and its subsidiaries make him well qualified to serve on our Board of Directors.
C. James Prieur
Mr. Prieur has been a Director since January 5, 2016.  Mr. Prieur has over 30 years of finance, investment management, risk management, and international business experience. Mr. Prieur served as Chief Executive Officer and director of CNO Financial Group, Inc. from 2006 until his retirement in 2011. CNO Financial Group is a life insurance holding company focused on the senior middle income market in the U.S.  Prior to joining CNO Financial Group, Mr. Prieur had been with Sun Life Financial since 1979. He began his career at Sun Life Financial in Investments, and in 1997 he was named Senior Vice President and General Manager for U.S. operations, and became corporate President and Chief Operating Officer in 1999, a position Mr. Prieur occupied until he left Sun Life Financial to join CNO Financial Group. While at Sun Life Financial, Mr. Prieur managed multiple lines of business, including life, annuities, and health products in the United States, Canada, the United Kingdom and Asia.  Mr. Prieur is currently a Director of Manulife Financial Corporation. Mr. Prieur is a Chartered Financial Analyst and has a BA from the Royal Military College and a MBA from Western University in Ontario.
Experience, Qualifications and Skills:
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Mr. Prieur has over 30 years of finance, investment management, risk management, and international business experience in the insurance industry. He brings a very useful C-suite perspective into the Board room. Mr. Prieur's experience as a former Chief Executive Officer of CNO Financial Group, Inc. and his knowledge of the insurance industry are highly valued by the Board and management. This background, as well as his financial expertise and other board experience, makes Mr. Prieur well qualified to serve on our Board of Directors and its Audit and Strategy and Risk Policy Committees and to chair its Compensation Committee.
Jeffrey S. Stein
Mr. Stein has been Chairman of the Board since January 1, 2015 and has served as a Director since May 1, 2013. Mr. Stein is Founder and Managing Partner of Stein Advisors LLC, a financial advisory firm that provides consulting services, primarily through corporate board representation, to institutional investors focused on distressed debt and special situations equity investments. Mr. Stein is Co-Founder and Managing Partner of Power Capital Advisors LLC, a financial advisory and merchant banking firm focused on energy, power and commodity-related project development and restructuring investments. Mr. Stein is an investment professional with over 22 years of experience in the high yield, distressed debt and special situations equity asset classes who has substantial experience investing in the financial services industry. Previously Mr. Stein was Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations equity asset management firm. From January 2003 through December 2009 Mr. Stein served as the Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002 Mr. Stein was a Director at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations equity asset classes. From September 1991 to August 1995, Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves as a director on the Boards of Dynegy Inc. (NYSE: DYN), Granite Ridge Holdings, LLC and MLR Petroleum LLC. Mr. Stein previously served as a director on the Boards of US Power Generating Company and KGen Power Corporation. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.
Experience, Qualifications and Skills:
Mr. Stein is an investment professional with over 22 years of experience in institutional asset management and investment research who has substantial experience investing in the financial services industry. In addition Mr. Stein has significant experience as a corporate director and in his capacity as such has focused on capital allocation, operating and financial performance, capital structure optimization, asset acquisitions and dispositions, corporate strategy, risk management and investor communications. As a result Mr. Stein has a wealth of knowledge with respect to the financial, institutional and risk management issues currently facing Ambac. Mr. Stein currently serves on the finance and commercial oversight, compensation and human resources, and corporate governance and nominating committees of the Board of Directors of Dynegy Inc. His breadth of experience makes Mr. Stein well qualified to act as Chairman of our Board, to serve on the Governance and Nominating and Audit Committees, and to chair the Strategy and Risk Policy Committee.
Nader Tavakoli
Mr. Tavakoli has been President and Chief Executive Officer of Ambac since January 4, 2016 and served as interim President and Chief Executive Officer from January 1, 2015 to December 31, 2015.  He has been a Director of the Company since May 1, 2013 and served as the Co-Chairman of our Board of Directors from May 1, 2013 until December 31, 2014.  Mr. Tavakoli has over 30 years of experience in managing and analyzing complex capital structures and run off operations. Additionally, Mr. Tavakoli has substantial experience in asset management, capital markets, financial restructurings, complex legal proceedings, corporate governance and state and municipal finance.   In addition to his responsibilities at Ambac,  Mr. Tavakoli serves as a Director and Litigation Trustee of the MF Global Holdings bankruptcy estate where, among other things, he is investigating and pursuing claims against that company's former management and others. Mr. Tavakoli also serves as a Director of Magnachip Semiconductor, a Korea-based company which he helped shepherd successfully through a
Ambac Financial Group, Inc. | 27 | 2016 Proxy Statement

US bankruptcy proceeding. In 2013, Mr. Tavakoli led a buyout of Aman Resorts, the luxury hotel chain, and subsequently served as the company's Chairman. Mr. Tavakoli began his professional career as an attorney with the law firm of Milbank, Tweed, Hadley and McCloy, where he represented clients in banking, litigation and corporate restructuring matters.   Until its sale to AT&T in 2013, Mr. Tavakoli was a director of Nextwave Wireless Inc., a provider of broadband spectrum.  Mr. Tavakoli is a Governance Leadership Fellow of the National Association of Corporate Directors.  Mr. Tavakoli is a former Chair of the Montclair State University Foundation Board.  Mr. Tavakoli holds a B.A. in History from Montclair State University, where he was selected Valedictorian, and a Juris Doctor from the Rutgers Law School, where he was an editor of the Rutgers Law Review.
Experience, Qualifications and Skills:
Mr. Tavakoli has been President and Chief Executive Officer of Ambac since January 4, 2016 and served as interim President and Chief Executive Officer from January 1, 2015 to December 31, 2015.  He has been a Director of the Company since May 1, 2013 and served as Co-Chair of the Board from May 1, 2013 until December 31, 2014. Mr. Tavakoli has managed substantial investment portfolios and worked in the finance industry for over 30 years.  During his investment career, Mr. Tavakoli has gained significant experience dealing with the business and strategies of financial services companies. As a former attorney who represented institutional clients in banking, litigation and corporate restructuring matters, Mr. Tavakoli has substantial insight into the issues affecting Ambac, which makes him a valued member of our Board and its Strategy and Risk Policy Committee.
* * * * *
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PROPOSAL NUMBER 2

APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K, which is the SEC's rule setting forth executive compensation disclosure requirements.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success.  See "Executive Compensation—Compensation Discussion and Analysis" for additional information.
We believe that our executive compensation programs are structured to successfully support our Company and our business objectives.  We are asking our stockholders to indicate their support for our named executive officer compensation as described under "Executive Compensation".  This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting of Stockholders:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.
The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors.  However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will review the voting results carefully.
Ambac Recommendation
The Board of Directors recommends a vote on the WHITE proxy card or voting instruction form FOR the approval of executive compensation.
* * * * *
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EXECUTIVE COMPENSATION

Compensation Highlights
Highlighted below are compensation practices Ambac has implemented to drive Company performance and to align the interests of the Company's executives with its stockholders.
What We Do
✓
Pay for Performance. Ambac's executive compensation is tied to performance. Each year, the Compensation Committee conducts a comprehensive review of executive compensation prior to making compensation decisions to ensure pay and performance are aligned.

✓
Nationally Recognized Independent Compensation Consultant. The Compensation Committee retains Frederick W. Cook & Co., Inc., a nationally recognized, independent compensation consultant to assist in the design and implementation of its executive compensation program.

What We Don't Do
☒
Incentives Do Not Encourage Excessive Risk-Taking. The Company's incentive programs do not contain features that may encourage excessive risk-taking, such as multi-year guaranteed bonuses or high pay opportunities relative to peer companies. In addition, the Company utilizes multiple performance measures for annual and long-term incentives.

☒
Hedging and Pledging of Ambac Stock are Prohibited. Ambac's insider trading policy prohibits Ambac's directors, officers and employees from engaging in transactions in short sales and derivative transactions with respect to Ambac stock that hedge against declines in the value of Ambac stock, strengthening the alignment between stockholders and directors and executives. Further, Ambac's insider trading policy prohibits Ambac's directors, officers and employees from holding Ambac stock in a margin account or pledging Ambac stock as collateral, in order to prevent forced sales of Ambac stock by Ambac's directors, officers and employees.

☒
No Backdating or Repricing of Stock Options. Equity awards, including stock options, are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

☒
No Tax Gross-Ups on Perquisites or Severance. Perquisites are modest, as noted above, and any personal income taxes due as a result of perquisites provided to executives are the responsibility of the executives. In addition, the Company does not provide for tax gross-ups on severance payments.

☒
No Single Trigger Severance Payments or Equity Vesting. Severance payments under the Company's Severance Plan are payable, and equity award vesting may be accelerated, only upon specified terminations of employment and not upon the occurrence of a change in control.

Executive Officers
The names of our executive officers and their ages, positions, and biographies as of March 29, 2016 are set forth below.  Our executive officers are appointed by, and serve at the discretion of, our Board.  There are no family relationships among any of our directors or executive officers.
Name	Age	Position with Ambac
Nader Tavakoli	58	President and Chief Executive Officer and Director
David Barranco	45	Senior Managing Director
Robert B. Eisman	48	Senior Managing Director, Chief Accounting Officer and Controller
Stephen M. Ksenak	50	Senior Managing Director and General Counsel
Cathleen J. Matanle	63	Senior Managing Director
Michael Reilly	59	Senior Managing Director
David Trick	44	Senior Managing Director, Chief Financial Officer and Treasurer
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Nader Tavakoli has served as President and Chief Executive Officer of Ambac since January 4, 2016 and served as interim President and Chief Executive Officer from January 1, 2015 to December 31, 2015.  Mr. Tavakoli provides strategic leadership to Ambac by working with the Board and other members of senior management in developing and implementing the Company's corporate strategies to maximize stockholder value.  Mr. Tavakoli actively oversees the Company's asset enhancement and liability reduction strategies, including those relating to investment management, loss mitigation and other de-risking strategies, including for certain at-risk exposures and the recovery of losses through litigation and other means.  In addition, Mr. Tavakoli is overseeing business development and extension initiatives at Ambac.  Also see biography under "Board of Directors — Directors" above.
David Barranco has served as Senior Managing Director of Ambac since February 2012.  Mr. Barranco has executive responsibility for managing the Risk Restructuring Group, and held similar responsibilities from January 2010 to February 2012 as Managing Director. Mr. Barranco also has responsibility for evaluating new business initiatives.  Since September 2011, Mr. Barranco has served as an Executive Director of Ambac Assurance UK Limited, Ambac's London-based financial guarantee subsidiary.  Mr. Barranco joined Ambac in 1999.
Robert B. Eisman has served as the Chief Accounting Officer, Controller, and a Senior Managing Director of Ambac since January 2010.  Mr. Eisman has executive responsibility for managing Ambac's financial reporting in compliance with SEC and other regulatory requirements and establishing Ambac's GAAP and statutory accounting policies.  From August 2010 through September 2015, Mr. Eisman served as an Executive Director of Ambac Assurance UK Limited, Ambac's London-based financial guarantee subsidiary. Mr. Eisman joined Ambac in 1995 from KPMG LLP where he was a Manager, responsible for providing audit services, primarily to its insurance clients.
Stephen M. Ksenak has served as Senior Managing Director and General Counsel of Ambac since July 2011.  Mr. Ksenak has executive responsibility for managing Ambac's legal affairs.  From January 2010 to July 2011, Mr. Ksenak served as Managing Director and Assistant General Counsel of Ambac.  From January 2005 to January 2010, Mr. Ksenak served as First Vice President and Assistant General Counsel of Ambac.  Prior to joining Ambac as Vice President and Assistant General Counsel in 2002, Mr. Ksenak practiced at the law firm of King & Spalding LLP.
Cathleen J. Matanle has served as Senior Managing Director and head of Portfolio and Credit Risk Management at Ambac since February 2012.  Her areas of responsibility comprise the credit oversight and remediation of structured and public finance exposures as well as management of the firm's senior credit function, loss reserving, model governance, quantitative strategies and risk operational functions.  From January 2003 to January 2012 she was Managing Director with the risk management responsibilities across the insured portfolio. Ms. Matanle joined Ambac in 2001.
Michael Reilly has served as Senior Managing Director of Ambac since February 2012.  Mr. Reilly has executive responsibility for managing Ambac's Administrative Office.  From October 2009 to January 2012, he was Managing Director with the responsibility for managing the General Technology and Datacenter Operations.  Mr. Reilly joined Ambac in 2009.
David Trick has served as Chief Financial Officer and Senior Managing Director of Ambac since January 2010, and he acted as interim President and Chief Executive Officer of AAC from January 1, 2015 until March 2016.  Mr. Trick has executive responsibility for managing Ambac's financial affairs, including financial reporting, investment management, asset-liability management, financial planning, tax strategy, capital resources, operations, capital markets, liquidity, and investor relations.  In addition, since September 2015, Mr. Trick has served as an Executive Director Ambac Assurance UK Limited, Ambac's London-based financial guarantee subsidiary.  Since May 2006, he has served as Treasurer of Ambac.  Mr. Trick joined Ambac in 2005 from The Bank of New York Mellon, where he was a senior banker responsible for delivering strategic solutions to insurance industry clients, including those in the financial guarantee industry, with regard to a broad range of treasury, credit, and capital markets products.
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2015 Summary Compensation Table
The table below provides information concerning the compensation of our President and Chief Executive Officer, Chief Financial Officer, and our three most highly compensated executive officers who were executive officers as of December 31, 2015. Pursuant to SEC rules, we have also included information on Iain H. Bruce, who served as a Senior Managing Director of Ambac until his retirement on September 4, 2015.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Nader Tavakoli President and Chief Executive Officer	2015	1,800,000	1,300,000	859,250	955,900	28,160	4,943,310

David Trick (4) Senior Managing Director, Chief Financial Officer and Treasurer	2015	770,000	550,000	250,003	—	11,695	1,581,698
	2014	625,000	400,000	62,508	—	11,197	1,098,705
	2013	625,000	360,000	500,009	—	10,908	1,495,917
Robert B. Eisman Senior Managing Director, Chief Accounting Officer and Controller	2015	500,000	215,000	75,016	—	16,219	806,235
	2014	500,000	200,000	37,508	—	19,311	756,819
	2013	500,000	215,000	200,008	—	13,720	928,728
Stephen M. Ksenak Senior Managing Director and General Counsel	2015	525,000	250,000	100,021	—	11,308	886,329
	2014	500,000	250,000	37,508	—	11,108	798,616
	2013	500,000	215,000	200,008	—	10,908	925,916
Cathleen J. Matanle Senior Managing Director	2015	425,000	210,000	100,021	—	11,308	746,329
	2014	425,000	195,000	37,508	—	11,108	668,616
	2013	425,000	195,000	—	—	10,908	630,908
Iain H. Bruce Senior Managing Director	2015	318,461	—	100,021	—	898,933	1,317,415
	2014	450,000	210,000	37,508	—	10,929	708,437
	2013	450,000	210,000	—	—	10,908	670,908
1.	Mr. Tavakoli received a grant of 70,000 restricted stock units ("RSUs") on March 30, 2015 under the 2013 Incentive Compensation Plan that vest as follows: (i) 35,000 RSUs vest in three equal annual installments on January 1, 2016, 2017 and 2018, and (ii) 35,000 RSUs will vest upon the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of Ambac's Board of Directors), provided that such emergence occurs no later than December 31, 2018. The value of the RSU award is based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Messrs. Trick, Eisman, Ksenak, and Bruce, and Ms. Matanle received performance stock units ("PSUs") granted in 2015 and 2014 pursuant to Ambac's Long Term Incentive Plan ("LTIP"), which is a sub-plan of the 2013 Incentive Compensation Plan. As required by Item 402(c)(2) of Regulation S-K, the value of the PSUs reported in the Summary Compensation Table is (i) based on the grant date fair value of awards in the fiscal year actually granted and (ii) computed in accordance with FASB ASC Topic 718 based on the probable outcome of performance conditions being achieved, without regard to estimated forfeitures. For a discussion of the assumptions made in the valuation see footnote 17 to Ambac's consolidated financial statements for the year-ended December 31, 2015. The value of the PSUs awarded in 2015 to Messrs. Trick, Eisman, Ksenak, and Bruce, and Ms. Matanle, assuming the maximum payout level would have been as follows: for Mr. Trick, $500,006; for Mr. Eisman, $150,031; for Mr. Ksenak, $200,042; and for Ms. Matanle $200,042. Mr. Bruce forfeited his 2015 LTIP award upon his retirement on September 4, 2015. The value of the PSUs awarded in 2014 to Messrs. Trick, Eisman, Ksenak, and Bruce, and Ms. Matanle, assuming the maximum payout level would have been as follows: for Mr. Trick, $250,033; for Mr. Eisman, $150,032; for Mr. Ksenak, $150,032; and for Ms. Matanle $150,032. Mr. Bruce vested in a portion of 2014 LTIP award upon his retirement on September 4, 2015, the value of which, assuming the maximum payout level, would be $71,651.
2.	The value of the stock options awarded is based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Mr. Tavakoli received a stock option award to acquire 110,000 shares of Ambac common stock at an exercise price of $24.55 per share.
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3.	"All Other Compensation" for each of our named executive officers in 2015 includes contributions by Ambac to the AAC Savings Incentive Plan, as well as a portion of the life insurance premiums paid, and in the case of (i) Mr. Tavakoli includes reimbursement received for legal fees and expenses in the amount of $27,176 incurred in connection with his employment arrangements, (ii) for Mr. Eisman, includes payments for tax preparation services received as a result of services rendered to Ambac Assurance UK Limited ("Ambac UK"), and (iii) in the case of Mr. Bruce, includes a separation payment of $815,000 and consulting fees of $72,892.
4.	Mr. Trick received a supplemental payment of $10,000 per month for his service as interim President and Chief Executive officer of AAC in 2015, which was included as part of his 2015 salary.
Grants of Plan-Based Awards in 2015
The following table contains information on the grants of plan-based awards made to each of our named executive officers in 2015 pursuant to Ambac's 2013 Incentive Compensation Plan. The amounts shown below include Cash Incentive Awards and PSUs granted pursuant to Ambac's LTIP, as well as RSUs and stock options. The LTIP is a sub-plan of Ambac's 2013 Incentive Compensation Plan. The terms and conditions of these awards are described in the narrative following this table.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock Unit and Option Awards ($)(1) (2)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	RSU Awards (#)(1)	Option Awards (#)	Option Exercise Price ($)
Nader Tavakoli	March 30, 2015	—	—	—	—	—	—	70,000	110,000	24.55	1,815,150
David Trick	March 4, 2015	—	250,000	500,000	—	10,138	20,276	—	—	—	250,003
Robert B. Eisman	March 4, 2015	—	75,000	150,000	—	3,042	6,083	—	—	—	75,016
Stephen M. Ksenak	March 4, 2015	—	100,000	200,000	—	4,056	8,111	—	—	—	100,021
Cathleen J. Matanle	March 4, 2015	—	100,000	200,000	—	4,056	8,111	—	—	—	100,021
Iain H. Bruce	March 4, 2015	—	100,000	200,000	—	4,056	8,111	—	—	—	100,021

1.
Mr. Tavakoli received a grant of 70,000 RSUs on March 30, 2015 under the 2013 Incentive Compensation Plan that vest as follows: (i) 35,000 RSUs vest in three equal annual installments on January 1, 2016, 2017 and 2018, and (ii) 35,000 RSUs will vest upon the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of Ambac's Board of Directors), provided that such emergence occurs no later than December 31, 2018. The value of the RSU award is based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation see footnote 17 to Ambac's consolidated financial statements for the year-ended December 31, 2015.

2.
As required under SEC rules for compensation disclosure, the value of the PSUs and options reported in the table above is (i) based on the grant date fair value of awards in the fiscal year actually granted and (ii) computed in accordance with FASB ASC Topic 718.

LTIP Awards
Cash Incentive Awards and PSUs included in the table above were granted pursuant to the LTIP and represent a promise to deliver, within 60 days after the end of the performance period, a cash award and a number of shares of Ambac's common stock ranging from 0% to 200% of the target award, depending on the achievement by either Ambac or its principal operating subsidiary, AAC, of a three-year financial performance objective determined by the Compensation Committee. In determining the performance measure to be used for each named executive officer, the Compensation Committee first determines how an LTIP award will be weighted between performance of Ambac and performance of AAC. The metric used to judge performance at AAC is the greater of an improved asset liability ratio ("ALR") or an improved net asset value
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("NAV") over the three year performance period.  The ALR is calculated by dividing (a) Assets* by (b) the Liabilities** of the following entities: AAC, Everspan Financial Guarantee Corp., Ambac Credit Products LLC, Orient Bay LLC, Ambac Financial Services LLC, and any other entities that the Compensation Committee shall determine. The NAV is calculated by reducing Assets by Liabilities, determined as of the last day of the performance period. The metric used to judge performance at Ambac is "Cumulative EBITDA" over the three year performance period. Ambac's "Cumulative EBITDA" means Ambac's earnings before interest, taxes, depreciation, amortization, and non-controlling interests (as determined under GAAP) generated during the three year performance period.  This includes all of AFG's subsidiaries excluding AAC and AAC's subsidiaries.
For each of our named executive officers (other than Mr. Tavakoli), the Compensation Committee determined to weight the 2015 LTIP awards as follows: for Messrs. Trick, Eisman and Ksenak, 80% of the award granted to them is based on performance at AAC and 20% of the award granted is based on performance at Ambac; for Ms. Matanle and Mr. Bruce, 100% of the award granted to them is based on performance at AAC. The performance period was set from January 1, 2015 until December 31, 2017 (the "Performance Period").  In order to achieve target performance and receive 100% of the award related to performance at AAC, the ALR or the NAV on the last day of the Performance Period must be 80% or $(1,289) million, respectively. An ALR at 70% or below and an NAV of $(2,061) million or less would earn nothing and an ALR equal to or greater than 100% or an NAV of zero or greater would earn two times the amount of the award that related to AAC performance. In order to achieve target performance and receive 100% of the award related to performance at Ambac, Ambac's Cumulative EBITDA as of the last day of the Performance Period must be at least $6.0 million. A Cumulative EBITDA of zero would earn nothing, and a Cumulative EBITDA of $19.0 million would earn two times the amount of the award that related to Ambac performance.
Each of our named executive officers (other than Mr. Tavakoli) received an LTIP agreement in connection with his or her award. In general, these agreements provide that non-vested Cash Incentive Awards and PSUs are forfeited on termination of employment, except in limited cases such as death, disability, retirement or an involuntary termination by the Company other than for "cause," and the termination occurs on or after January 1, 2016, but prior to the last day of the Performance Period. If a termination occurs on or after January 1, 2016 by reason of death, disability, retirement or an involuntary termination by the Company other than for "cause," the recipient would be entitled to receive a prorated portion of the LTIP award which would only be payable at the end of the performance period provided that the performance conditions related to the award were satisfied. All PSUs receive dividend equivalents at the same rate that dividends are paid on shares of Ambac's common stock. These dividend equivalents are credited in the form of additional PSUs with the same restrictions as the underlying PSUs to which they relate.
---------------------------------------------------------
*	For purposes of the ALR and NAV calculations, "Assets" shall mean total cash, invested assets and net receivables (payables).
**	For purposes of the ALR and NAV calculations, "Liabilities" shall mean the sum of the following: (i) the present value of future probability weighted financial guarantee claims and CDS payments reduced by recoveries, including probability weighted estimated subrogation recoveries, which includes recoveries from representation and warranty claims, and reinsurance recoverables, using discount rates in accordance with GAAP, (ii) face value of unpaid claims and accrued interest, (iii) fair value of all interest rate swaps, (iv) par value and accrued interest of all outstanding surplus notes of AAC (including surplus notes of the Segregated Account of AAC (including junior surplus notes)), and (v) the face value of outstanding preferred stock. The Assets and Liabilities shall be increased for the amount of representation and warranty litigation receipts that were subsequently used to settle Liabilities over the performance period.
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2015 Agreement with Nader Tavakoli
Mr. Tavakoli was appointed interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC as of January 1, 2015 following the resignation of Diana Adams.  On March 30, 2015, Ambac agreed to a compensatory arrangement (the "Arrangement") with Mr. Tavakoli for his services as interim President and Chief Executive Officer. Pursuant to the terms of the Arrangement, Mr. Tavakoli received a base salary of $150,000 per month from January 1, 2015 through December 31, 2015.  During the period in which he served as interim President and Chief Executive Officer, Mr. Tavakoli was eligible to participate in Ambac's employee benefit plans (other than its severance plan). Ambac also agreed to reimburse the reasonable legal fees and expenses incurred by Mr. Tavakoli in connection with negotiating the Arrangement, and to indemnify Mr. Tavakoli to the maximum extent its officers, directors and employees are entitled to indemnification pursuant to Ambac's certificate of incorporation and bylaws, subject to applicable law.
Pursuant to the terms of the Arrangement, Mr. Tavakoli also received a grant of 70,000 RSUs that would vest as follows: (i) 35,000 RSUs would vest in three equal annual installments on January 1, 2016, 2017 and 2018 (the "Time-Based RSUs") and (ii) 35,000 RSUs would vest upon the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of Ambac's Board of Directors), provided that such emergence occurs no later than three (3) years after Mr. Tavakoli's service as interim President and Chief Executive Officer terminates (the "2015 Performance-Based RSUs"). In addition Mr. Tavakoli also received options to acquire up to 110,000 shares of Ambac's common stock at an exercise price of $24.55, which is equal to the closing price of such stock on the NASDAQ stock exchange on March 30, 2015. The options vested on January 1, 2016 and will expire no later than March 30, 2022. The first tranche of Time-Based RSUs vested on January 1, 2016.
The vesting of the RSUs and options are expressly conditioned upon Mr. Tavakoli's continued service with Ambac as either an employee or as a member of the Board of Directors through the applicable vesting date. The unvested Time-Based RSUs shall immediately vest if (i) Mr. Tavakoli's employment terminates by reason of his death or disability, (ii) he is not re-elected to the Board of Directors of Ambac at any annual meeting of stockholders after March 30, 2015, or the Board of Ambac does not nominate Mr. Tavakoli to Ambac's slate of director nominees for any annual meeting of stockholders after March 30, 2015 provided that Mr. Tavakoli has communicated in writing his willingness to serve as a member of the Board upon written inquiry from the Board, or (iii) Mr. Tavakoli has been removed without cause from the Board. The 2015 Performance-Based RSUs shall have the service requirement accelerated on the same basis as provided above for the Time-Based RSUs, but such award will not vest unless and until the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of Ambac's Board of Directors) occurs within three (3) years after Mr. Tavakoli's service as interim President and Chief Executive Officer terminates.
Any unvested awards shall immediately terminate and shall be forfeited and Mr. Tavakoli shall have no further rights with respect to such awards upon his voluntary resignation from Ambac's Board of Directors, except if such resignation is at the request of the Board. Any unvested RSUs and any unexercised Options (whether or not vested) shall immediately terminate and shall be forfeited and Mr. Tavakoli shall have no further rights with respect to such awards upon his removal (1) as interim President and Chief Executive Officer for cause or (2) from the Board of Directors for cause which results in economic harm to Ambac, as determined in good faith by the Board of Directors in accordance with applicable law. Unless terminated pursuant to the above-described provisions, vested options shall remain exercisable for two years following the later of Mr. Tavakoli's termination of service as an executive of Ambac and as a member of the Board of Directors. In the event he voluntarily terminates such service, the vested portion of the options shall remain exercisable for 90 days following such termination.
This summary of the RSUs and options granted pursuant to the Arrangement is qualified in its entirety by reference to the full text of the Letter Agreement between Ambac and Mr. Tavakoli dated March 30, 2015, and the related Award Agreement dated March 30, 2015, which are filed as exhibits to the Company's Current Report on Form 8-K/A dated April 3, 2015.
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2016 Agreement with Nader Tavakoli
On January 4, 2016, the Board of Directors of Ambac appointed Nader Tavakoli President and Chief Executive Officer of the Company and Ambac entered into an Employment Agreement (the "Employment Agreement") with Mr. Tavakoli setting forth the terms and conditions of his employment with the Company.  The Employment Agreement was negotiated by our independent Compensation Committee which received input and advice from its nationally recognized independent compensation consultant, Frederick W. Cook & Co., Inc.  Consistent with the guiding philosophy of the Compensation Committee, other than his base salary, all of Mr. Tavakoli's compensation is performance based.  The Compensation Committee believes that this framework best aligns Mr. Tavakoli's interests with the interests of our shareholders.
The Employment Agreement provides for an employment term (the "Employment Period") commencing on January 1, 2016 (the "Effective Date") and ending on December 31, 2018, unless earlier terminated in accordance with its terms. Under the Employment Agreement, Mr. Tavakoli is entitled to receive a base salary of no less than $950,000 per calendar year.  In addition, Mr. Tavakoli is eligible to receive an annual bonus based on the achievement of pre-established performance goals that are established by the Compensation Committee in consultation with Mr. Tavakoli. With respect to calendar year 2015 (during which time Mr. Tavakoli served as interim President and Chief Executive Officer of the Company), Mr. Tavakoli received an annual bonus of $1,300,000, as reflected in the Summary Compensation Table.  With respect to calendar year 2016 and each calendar year thereafter that ends during the Employment Period, Mr. Tavakoli's threshold, target and maximum annual bonus amounts will be $712,500, $1,425,000 and $2,850,000, respectively, unless otherwise agreed between the Compensation Committee and Mr. Tavakoli.
In addition, under the terms of the Employment Agreement Mr. Tavakoli received a one-time award of restricted stock units under the Company's Incentive Compensation Plan on January 4, 2016, with a grant date fair value of $4,275,007 based on the closing price of the Company's common stock on such date (the "One-Time Equity Award").  The One-Time Equity Award will vest in three equal annual installments on December 31, 2016, December 31, 2017 and December 31, 2018, subject to Mr. Tavakoli's continued employment with the Company through the applicable vesting date and such other terms as are set forth in the restricted stock unit agreement evidencing the grant of such award.
With respect to each calendar year that ends during the Employment Period, commencing with calendar year 2016, Mr. Tavakoli will be granted an award of restricted stock units which will be subject to performance-based vesting conditions (the "Performance-based RSUs").  Each award of Performance-based RSUs granted to Mr. Tavakoli will be eligible to cliff vest at the end of a three year performance period based on the achievement of pre-established performance goals that are established annually by the Compensation Committee in consultation with Mr. Tavakoli.  The threshold, target and maximum award amounts with respect to each such grant of the Performance-based RSUs will be $1,068,750, $1,425,000 and $3,800,000, respectively, unless otherwise agreed between the Compensation Committee and Mr. Tavakoli.  The target performance goals applicable to each such award of Performance-based RSUs will be based on the following performance metrics, unless the Compensation Committee, in consultation with Mr. Tavakoli, establishes different performance metrics for any such award of Performance-based RSUs: (i) 40% on the greater of an improvement in the ALR or NAV, in each case over the applicable performance period, (ii) 10% on the Company's "Cumulative EBITDA", and (iii) 50% based on the Company's total shareholder return over the applicable performance period.
If Mr. Tavakoli's employment terminates due to his death or "Disability" (as defined in the Employment Agreement) during the Employment Period, then Mr. Tavakoli (or his legal representative or estate) will be entitled to receive his base salary through the date of termination, an annual bonus for the year of termination based on actual full-year performance (with any individual factor being rated at 100%), pro-rated to reflect the time of service for such year through the date of termination, and any other accrued benefits to which Mr. Tavakoli is entitled as of the date of termination.  With respect to all of Mr. Tavakoli's outstanding equity awards granted on and after the Effective Date, (i) Mr. Tavakoli will receive 12 months of vesting acceleration on his then-outstanding time-based equity awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last
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vesting date (or grant date) to the next vesting date as the denominator, and (ii) with respect to Mr. Tavakoli's then-outstanding performance-based equity awards, he will be deemed to have satisfied the service-based component of such awards and will be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect Mr. Tavakoli's actual service plus 12 months during each performance period.
If Mr. Tavakoli's employment terminates due to the expiration of the Employment Period, then Mr. Tavakoli will be entitled to receive his base salary through the date of termination and any other accrued benefits to which Mr. Tavakoli is entitled as of the date of termination. In addition, Mr. Tavakoli will be entitled to receive a lump sum severance payment equal to one times the sum of (i) Mr. Tavakoli's base salary and (ii) the amount of his annual target bonus for the calendar year in which the date of termination occurs.  With respect to all of Mr. Tavakoli's outstanding equity awards granted on and after the Effective Date, (i) all of his then-outstanding time-based equity awards will become immediately vested and (ii) with respect to his then-outstanding performance-based equity awards, he will be eligible to vest in each such award based on actual performance through the end of the applicable performance period.  Mr. Tavakoli will be eligible to receive an annual bonus in respect of calendar year 2018 regardless of whether he remains an employee as of the date such bonus is paid.
If the Company terminates Mr. Tavakoli's employment other than for "Cause" or Mr. Tavakoli terminates his employment with "Good Reason" (as each such term is defined in the Employment Agreement), the Company will pay to Mr. Tavakoli his base salary due through the date of termination and any other accrued benefits to which Mr. Tavakoli is entitled as of the date of termination.  In addition, Mr. Tavakoli will be entitled to receive the following severance payments and benefits: (a) a lump sum payment equal to two times the sum of (i) his base salary and (ii) the amount of his target bonus, (b) a lump sum payment equal to the product of (x) his target bonus and (y) a fraction, the numerator of which is the number of days Mr. Tavakoli was employed by the Company during the year of  termination and the denominator of which is the number of days in such year, and (c) Mr. Tavakoli and his eligible dependents will be entitled to continue to participate in such basic medical and life insurance programs of the Company as are in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for twelve months or, if earlier, until the date Mr. Tavakoli becomes eligible to receive coverage from another employer or is otherwise no longer eligible to receive COBRA continuation coverage. If, (i) during calendar year 2016, the Company terminates Mr. Tavakoli's employment other than for Cause or Mr. Tavakoli terminates his employment for Good Reason, then the lump sum payments described in items (a) and (b) will be no greater than $3,000,000 in the aggregate, or (ii) after calendar year 2016, Mr. Tavakoli terminates his employment for Good Reason as a result of a diminution in his title, reporting relationships, duties or responsibilities due to an action taken by the Wisconsin Office of the Commissioner of Insurance, then the lump sum payments described in items (a) and (b) will be no greater than $3,500,000 in the aggregate.
If the Company terminates Mr. Tavakoli's employment other than for Cause or Mr. Tavakoli terminates his employment with Good Reason, he will be entitled to receive the following with respect to all of his outstanding equity awards granted on and after the Effective Date: (i) Mr. Tavakoli will receive 12 months of vesting acceleration on his then-outstanding time-based equity awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last vesting date (or grant date) to the next vesting date as the denominator, and (ii) with respect to his then-outstanding performance-based equity awards, Mr. Tavakoli will be deemed to have satisfied the service-based component of such awards and will be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect Mr. Tavakoli's actual service plus 12 months during each performance period.  If, during calendar year 2016, the Company terminates Mr. Tavakoli's employment other than for Cause or Mr. Tavakoli terminates his employment for Good Reason, then the immediately preceding sentence will not apply and Mr. Tavakoli's rights with respect to his equity or equity-related awards will be governed by the applicable terms of the related plan or award agreements.
If the Company terminates Mr. Tavakoli's employment other than for Cause or Mr. Tavakoli terminates his employment for Good Reason, in each case within one year following the occurrence of a "Change in Control" (as defined in the Employment Agreement), then, in addition to the severance payments that he would otherwise be entitled to receive, as described above, with respect to all of Mr. Tavakoli's outstanding equity awards granted on and after the Effective Date, (i) all of his then-outstanding time-based equity awards will become immediately vested and (ii) with respect to  his then-outstanding performance-based equity awards, Mr. Tavakoli will be eligible to vest in each such award based on actual performance through the end of the applicable performance period.
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Severance payments made to Mr. Tavakoli in connection with his termination of employment are subject to his delivery of a general release of claims and his material compliance with the restrictive covenants set forth in the Employment Agreement.  The Employment Agreement contains restrictive covenants relating to the non-disclosure of confidential information, non-competition (which runs for 12 months following Mr. Tavakoli's termination of employment), non-solicitation (or hiring) of employees (which runs for 12 months following Mr. Tavakoli's termination of employment), mutual non-disparagement (which runs for three years following Mr. Tavakoli's termination of employment), and cooperation on certain matters (which runs for 24 months following Mr. Tavakoli's termination of employment).  The Employment Agreement also sets forth certain stock ownership guidelines that will apply to Mr. Tavakoli.  The guidelines generally require that Mr. Tavakoli hold shares of the Company's common stock equal in value to six times his base salary.
The above summary of the Employment Agreement, the One-Time Equity Award and the Performance-based RSUs is qualified in its entirety by reference to the full text of the Employment Agreement, the Form of Restricted Stock Unit Agreement (which evidences the grant of the One-Time Equity Award) and the Form of Long Term Incentive Compensation Agreement (which will be used to evidence the grant of Performance-based RSUs), which are filed as exhibits to the Company's Current Report on Form 8-K dated on January 5, 2016.
Separation Agreement with Iain H. Bruce
On August 31, 2015, the Company entered into a Separation Agreement with Mr. Bruce (the "Separation Agreement"), pursuant to which Mr. Bruce's employment with the Company would end due to his retirement at the close of business on September 4, 2015 (the "Separation Date"). Mr. Bruce received the following payments and benefits pursuant to the Separation Agreement, subject to his execution and non-revocation of a general release of claims in favor of the Company: (i) a lump sum payment in the amount of $675,000, which is 150% of his current annual base salary, and (ii) a lump sum payment in the amount of $140,000, which is, approximately, the amount of his cash bonus for 2014, pro-rated to reflect the number of days he was employed by the Company during 2015.  Mr. Bruce and his eligible dependents will be eligible to continue to participate in the Company's basic medical and life insurance programs as in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, until August 31, 2016 (subject to earlier discontinuation in certain circumstances). Mr. Bruce continues to be eligible to receive his outstanding equity awards pursuant to the terms and conditions of his existing award agreements. Mr. Bruce will also be entitled to participate in the Company's retiree medical program, subject to the terms and conditions of the program as in effect from time to time.
Mr. Bruce will be subject to certain non-competition and non-solicitation covenants that run until the later of August 31, 2016 and the last day of the term of the Consulting Agreement (as such term is defined below), and a cooperation covenant for so long as the Company is involved in litigation relating to residential mortgage backed securities ("RMBS") matters, whether such litigation is presently pending or instituted in the future. Mr. Bruce will also be subject to non-disclosure and non-disparagement covenants.

Consulting Agreement with Mr. Bruce
Mr. Bruce has agreed to serve as a consultant to the Company following the Separation Date pursuant to a Consulting Agreement entered into on August 31, 2015 (the "Consulting Agreement"). During Mr. Bruce's engagement as a consultant to the Company, he will perform consulting services related to matters involving litigation, including matters relating to the RMBS litigation, services related to other RMBS matters, and services related to new business and corporate strategy matters. Mr. Bruce's engagement as a consultant to the Company began on September 7, 2015 (the "Effective Date") and will end on the later of September 4, 2016 and the final disposition of all RMBS litigations pending as of the Effective Date, provided that Mr. Bruce's engagement may be terminated by either party at any time on or after September 7, 2016 upon at least 90 days' advance written notice to the other party.
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The Consulting Agreement provides that the Company will pay Mr. Bruce a monthly retainer in the amount of $10,000 for his performance of the consulting services for up to 25 hours per month. The monthly retainer and the 25 hour per month period will be pro-rated for any partial months of service. If Mr. Bruce performs more than 25 hours of consulting services in a month, then, in addition to the monthly retainer, the Company will pay Mr. Bruce an hourly consulting fee at a rate of $500 per hour for each additional hour over 25 hours that he performed the consulting services during such month.
The foregoing summary of the terms and conditions of the Separation Agreement, including the Consulting Agreement, is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as an exhibit to the Company's Current Report on Form 8-K filed on September 2, 2015.
Outstanding Equity Awards at 2015 Fiscal Year-End
The following table provides information about the number of unexercised options and the number and value of RSUs and PSUs granted under Ambac's 2013 Incentive Compensation Plan (which includes the LTIP) that have not settled or converted into shares of Ambac common stock ("vested") and are held by our named executive officers as of December 31, 2015. The market value of the RSUs and PSUs was calculated based on the closing price of Ambac's common stock on the NASDAQ Stock Market on December 31, 2015 ($14.09).
Named Executive Officer	Number of Shares Underlying Unexercised Options # Exercisable(1)	Number of Shares Underlying Unexercised Options # Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#) (2)	Market Value of Restricted Stock Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance Stock Units That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance Stock Units that Have not Vested ($)
Nader Tavakoli	16,667	—	20.63	12/20/2020	61,463	866,014	35,000	493,150
	—	110,000	24.55	3/30/2022	—	—	—	—
David Trick	—	—	—	—	11,684	164,628	14,336	201,994
Robert B. Eisman	—	—	—	—	4,674	65,857	5,561	78,354
Stephen M. Ksenak	—	—	—	—	4,674	65,857	6,575	92,642
Cathleen J. Matanle	—	—	—	—	—	—	6,575	92,642
Iain H. Bruce	—	—	—	—	—	—	1,203	16,950
1.	The option to purchase 16,667 shares of Ambac common stock vested on April 30, 2014 and the option to purchase 110,000 shares of Ambac common stock vested on January 1, 2016.
2.	Of the 61,463 RSUs held by Mr. Tavakoli, 26,463 RSUs will vest upon his ceasing to be a member of the Board of Directors of Ambac, 11,666 RSUs vested on January 1, 2016 and the remaining 23,334 RSUs vest in two equal annual installments on January 1, 2017 and January 1, 2018. The RSUs held by Messrs. Trick, Eisman and Ksenak will vest on December 20, 2016.
3.	The 35,000 PSUs held by Mr. Tavakoli will vest upon the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee), provided that such emergence occurs no later than December 31, 2018. PSUs granted to Messrs. Trick, Eisman, Ksenak and Ms. Matanle under Ambac's LTIP Plan on May 9, 2014, and March 4, 2015, have a three year Performance Period and will vest within 60 days after the last day of the respective Performance Period occurring on March 31, 2017, and December 31, 2017, respectively. PSUs granted to Mr. Bruce under Ambac's LTIP Plan on May 9, 2014, have a three year Performance Period and will vest within 60 days after the last day of the respective Performance Period occurring on March 31, 2017. The number of PSUs reported assumes that a target level of performance will be achieved over the Performance Period.
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Stock Vested in 2015
The following table sets forth certain information concerning RSUs held by the named executive officers listed below that vested (i.e., settled or converted into shares of Ambac common stock) in 2015. The value realized on vesting and settlement was calculated based on the closing price of our common stock on the NASDAQ Stock Market on December 20, 2015, which was $14.39.
	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Trick	11,850	170,522
Robert B. Eisman	4,740	68,209
Stephen M. Ksenak	4,740	68,209
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Potential Payments Upon Termination or Change-in-Control
The following table shows the potential payments that would be made by the Company to each of the named executive officers (other than Iain Bruce) assuming that such officers' employment with the Company is terminated on December 31, 2015 under the circumstances outlined in the table.  For purposes of this table, the per share price of the Company's common stock is assumed to be $14.09, which was the closing price on December 31, 2015. Iain Bruce retired as a Senior Managing Director of Ambac as of September 4, 2015.  For a description of the actual payments made to Mr. Bruce pursuant to his separation agreement, see "Separation Agreement with Iain H. Bruce" above.
Named Executive Officer	Death or Disability	Involuntary Termination without "Cause"	Voluntary Resignation
Nader Tavakoli
Severance payment (1)	$—	$—	$—
RSU settlement (2)	866,014	—	—
David Trick
Severance payment (1)	—	650,000	—
RSU settlement (2)	164,628	164,628	164,628
Robert B. Eisman
Severance payment (1)	—	500,000	—
RSU settlement (2)	65,857	65,857	65,857
Stephen M. Ksenak
Severance payment (1)	—	525,000	—
RSU settlement (2)	65,857	65,857	65,857
Cathleen J. Matanle
Severance payment (1)	—	425,000	—
1.
Pursuant to the Letter Agreement between Ambac and Mr. Tavakoli dated March 30, 2015 (the "Letter Agreement"), Mr. Tavakoli was not entitled to participate in Ambac's Severance Pay Plan. Pursuant to Ambac's Severance Pay Plan, in addition to the severance payments listed, Messrs. Trick, Eisman, Ksenak, and Ms. Matanle would be entitled to receive reimbursement for a portion of the premiums paid for COBRA continuation coverage under the Company's group health plan for the first twelve months following their termination of employment. The portion of the premiums to be paid by the Company will be the same as the amount paid by the Company for the same group health insurance coverage for active employees. However, amounts relative to this benefit are immaterial and have not been included in the table.

2.
With respect to the RSU awards granted to Mr. Tavakoli, the disclosure in the table above assumes that he remains a member of the Board of Directors after his employment with the Company is terminated (other than in the case of death or disability). RSU awards granted to Messrs. Trick, Eisman, and Ksenak will settle and convert into shares of Ambac common stock upon such officers termination of employment (subject to a six month delay in certain circumstances). Valuation of all RSU awards is based upon the closing price of our common stock on December 31, 2015.

Each of Messrs. Trick, Eisman, Ksenak, and Ms. Matanle received an LTIP agreement in connection with their LTIP award in 2014. In general, those agreements  provide that un-vested Cash Incentive Awards and PSUs are forfeited on termination of employment, except in limited cases such as death, disability, or an involuntary termination by the Company other than for "cause," and the termination occurs on or after April 1, 2015, but prior to the last day of the Performance Period. If a termination occurs on or after April 1, 2015 by reason of death, disability, or an involuntary termination by the Company other than for "cause," the recipient would be entitled to receive a prorated portion of the LTIP award which would only be payable at the end of the performance period (March 31, 2017) provided that the performance conditions related to the award were satisfied. Because performance will not be determined until the end of the performance period, no amounts are included in the table above with respect to the 2014 LTIP. The 2015 LTIP award agreements pursuant to which the PSUs and Cash
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Incentive Awards were granted to each of Messrs. Trick, Eisman, Ksenak, and Ms. Matanle provide that if a termination occurs for any reason prior to January 1, 2016, the entire grant of PSUs and Cash Incentive Awards would expire and be forfeited immediately.
As of December 31, 2015, Ambac did not have any contracts, agreements, plans or arrangements that provided for a payment to a named executive officer upon a change-in control of Ambac or a change in a named executive officer's responsibilities.
Severance Pay Plan
Pursuant to Ambac's Severance Pay Plan, each of our named executive officers (other than Mr. Tavakoli) is entitled to receive a severance payment equal to 52 weeks of such executive officer's weekly base salary at the time of termination of his or her employment by Ambac as the result of (i) a job elimination, job discontinuation, office closing, reduction in force, business restructuring, redundancy, or such other circumstances as the Company deems appropriate for the payment of severance or (ii) a "termination by mutual agreement" (as defined in the Severance Pay Plan).
The severance benefits payable under the Severance Pay Plan are conditioned upon the applicable named executive officer executing and delivering an agreement and general release of claims in favor of the Company. With respect to a termination for "Cause" (or "Just Cause," as that term is used in the Severance Pay Plan) the term generally means any one of the following reasons for the discharge or other separation of a named executive officer from employment with the Company:  (a) any act or omission by the named executive officer resulting or intended to result in personal gain at the expense of the Company; (b) the improper disclosure by the named executive officer of proprietary or confidential information or trade secrets of the Company, including, without limitation, client lists; or (c) misconduct by the named executive officer, including, but not limited to, fraud, intentional violation of or negligent disregard for the rules and procedures of the Company (including a violation of the Company's code of business conduct), theft, violent acts or threats of violence, or possession of alcohol or controlled substances on the property of the Company.
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Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis explains the material elements of the compensation of our named executive officers in 2015, who are set forth in the table below:
Name	Title
Nader Tavakoli	President and Chief Executive Officer
David Trick	Senior Managing Director, Chief Financial Officer and Treasurer
Robert B. Eisman	Senior Managing Director, Chief Accounting Officer and Controller
Stephen M. Ksenak	Senior Managing Director and General Counsel
Cathleen J. Matanle	Senior Managing Director
Iain H. Bruce	Senior Managing Director
Compensation Practices. Consistent with our philosophy that pay should be tied to performance, the Compensation Committee has implemented programs designed to better align the interests of our executive officers with Company performance and maximize stockholder value. Compensation practices that reflect our philosophy include:
•
Linking cash compensation to performance. Ambac's annual cash bonus opportunity is based on Company and individual performance. Accordingly, the cash bonuses paid to our named executive officers as a group can fluctuate from year to year, reflecting the Company's financial results and individual performance.

•
Using compensation instruments to promote better performance. In March 2014, the Compensation Committee adopted a Long Term Incentive Plan ("LTIP") designed to attract, retain, motivate and reward employees of Ambac and its affiliates by providing for awards that will incentivize retention and performance by employees who contribute to the success of Ambac and its affiliates. Performance awards were granted under the LTIP on March 4, 2015 to Ambac's executive officers (other than Mr. Tavakoli) and other senior professionals. Pursuant to the terms of the LTIP awards, a portion of a participant's incentive compensation is contingent upon Ambac, or its principal operating subsidiary, AAC, achieving certain performance goals. The LTIP awards are designed to align the performance and compensation of senior Ambac employees, including our named executive officers, by directly tying their compensation to certain performance targets at the Company and AAC.

•
Granting long-term incentive compensation with multi-year vesting horizons. The LTIP awards granted to our named executive officers in 2015 will vest approximately three years after the grant, subject to Ambac and AAC achieving certain performance goals. This aligns the interests of our executive officers and our stockholders as the value that each individual realizes upon vesting depends on Ambac and AAC achieving certain milestones that the Company believes will have a positive effect on the future value of our common stock.

2015 Corporate Performance Highlights.  We believe that our general pay for performance philosophy has contributed to our Company's performance in 2015, some highlights include:
•	Throughout the year we capitalized on the value creation opportunities in our operations through the active and opportunistic management of our assets and liabilities.
•	For calendar year 2015, we generated net income of $493.4 million, or $10.72 per diluted share, a 4% per share increase compared to 2014.
•
For the calendar year 2015, we generated operating earnings* of $1.165 billion, or $25.32 per diluted share, a 74% per share increase compared to 2014. For calendar year 2015, we generated operating earnings* of $1.165 billion, or $25.32 per diluted share, a 74% per share increase compared to 2014.

•	Total Ambac Financial Group, Inc. stockholders' equity at December 31, 2015 was $37.41 per share up 20% compared to December 31, 2014.
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•	Adjusted book value* per share more than tripled from $7.50 at December 31, 2014 to $24.78 at December 31, 2015.
•
In 2015, we reduced the net par outstanding of our insured portfolio by 25%, from $144.7 billion to $108.3 billion; importantly, we reduced our adversely classified credits by 23% from $26.5 billion to $20.4 billion.  A significant amount of this reduction was the result of active management and effective negotiation by Ambac. During the year, we directly commuted almost $500 million of our most troubled exposures. In addition we reduced our Puerto Rico exposure by $229 million, or 9% of our Puerto Rico exposure.

•	AAC's claims paying ratio at December 31, 2015 was 19:1, improved from 26:1 at the end of 2014.
•
Within our $5.6 billion investment portfolio, we purchased a total of $635 million of our insured securities in 2015, including $590 million of Ambac insured RMBS.  At December 31, 2015, Ambac held $1.2 billion, or 34%, of the deferred payment obligations of the Segregated Account.

•	Improved our operating efficiency by streamlining our risk teams and reducing head count for the year by 9%, resulting in annualized savings of about $5 million.
•
Settled our RMBS related litigation with JP Morgan in January 2016 for $995 million in cash, which was substantially higher than our previous remediation credit, and had a positive impact on 2015 financial results.

•	As a result of these achievements, in May 2016 AAC will be paying to Ambac $71 million in tolling payments under our intercompany tax-sharing agreement.
______________
*  Operating Earnings and Adjusted Book Value are non-GAAP measures. A reconciliation of these non-GAAP financial measure and the most directly comparable GAAP financial measure is presented in Appendix A.
Compensation Governance. To ensure that our executive compensation programs conform to our pay for performance philosophy, we follow the following procedures:
•
Maintaining an independent compensation committee. Our Compensation Committee is comprised solely of independent directors and is responsible for approving the compensation of each named executive officer.

•
Engaging an independent compensation consultant. The Compensation Committee directly and independently engaged Frederic W. Cook & Co., Inc., a nationally recognized independent compensation consulting firm, to assist it with benchmarking and compensation analyses. At this time Frederic W. Cook & Co. performs no work for the Company other than advising the Compensation Committee with respect to executive compensation matters and major compensation plans and the Governance & Nominating Committee on director compensation.

We believe that as a consequence of our prudent compensation governance procedures:
•
Compensation paid to the named executive officers has been reasonable relative to our comparator group. According to an analysis conducted by Frederic W. Cook & Co. in December 2015, our recent aggregate total direct compensation (calculated with respect to 2015 base salary and actual cash bonuses and the LTIP awards granted in 2015) paid to the named executive officers was at a level within the range of the comparator group of similar financial services firms that the Compensation Committee determined to be sufficiently competitive for 2015. Results of Say-on-Pay Vote. In 2015 our stockholders participated in an advisory vote on executive compensation ("say-on-pay proposal"). At our annual meeting in May 2015, approximately 98% of the votes actually cast on our say-on-pay proposal were voted in favor of the proposal.  The Compensation Committee believes that this affirms stockholders' support for our approach to executive compensation. The Compensation Committee periodically reviews and revises the Company's compensation arrangements with the objective of best aligning the those programs with our shareholder interests.

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Philosophy and Objectives of Our Compensation Programs
Our compensation program seeks to strike an appropriate balance between short term compensation and longer-term incentives aimed at fostering retention and aligning management's interests with those of our stakeholders. Ambac's primary goal is to maximize stockholder value through executing the following key strategies: (i) increasing the value of its investment in AAC by actively managing its assets and liabilities with a focus on maximizing risk-adjusted investment portfolio returns and mitigating or remediating losses on poorly performing insured transactions through executing policy commutations, repurchasing liabilities at a discount, pursuing recoveries of losses through litigation and the exercise of contractual and legal rights, restructuring transactions, and other means; and (ii) selectively growing and diversifying Ambac, through the development or acquisition of financial services businesses such as advisory, asset servicing, asset management and/or insurance. Our compensation approach endeavors to reward execution and value creation relating to the implementation of these strategies, as well as the performance of our share price.
General. Our compensation programs are designed to attract, retain and motivate executives and professionals of the highest quality and effectiveness. These compensation programs focus on rewarding the types of performance that support our key strategies outlined above.  A substantial portion of each executive's total compensation is intended to be variable and delivered on a pay-for-performance basis. The programs provide compensation opportunities, contingent upon performance, that are competitive with practices of other similar financial services organizations operating within the same marketplace. We currently target improvement either in our asset to liability ratio or net asset value at AAC and Cumulative EBITDA (as defined herein) at the Company, as our key performance metrics. In allocating compensation to our executive officers and other senior professionals, the primary emphasis, in addition to Company performance, is on each individual's contribution to the Company, business unit performance and compensation recommendations of the individuals to whom participants report.
The Compensation Committee monitors the effectiveness of our compensation programs throughout the year and performs an annual reassessment of the programs in December and January of each year in connection with year-end compensation decisions. The Compensation Committee directly and independently engaged Frederic W. Cook & Co., a nationally recognized independent compensation consulting firm, to assist it with benchmarking and compensation analyses. At this time, Frederic W. Cook & Co. performs no work for the Company other than advising the Compensation Committee with respect to executive compensation matters and major compensation plans and the Governance and Nominating Committee on director compensation.
Competitive Compensation Considerations. Because the competition to attract and retain high performing executives and professionals in the financial services industry is intense, the amount and composition of total compensation paid to our executives must be considered in light of competitive compensation levels. In this regard, for our named executive officers, the Compensation Committee used as a benchmark a survey prepared by Frederic W. Cook & Co. regarding compensation levels in 2015, for comparable positions at the following financial services firms: American Equity Investment Life Holding Company, Assured Guaranty Ltd., Employers Holdings, Inc., Horace Mann Educators Corporation, MBIA Insurance Corp., MGIC Investment Corporation, Montpelier Re Holdings Ltd., National Western Life Insurance Company, The Navigators Group, Inc., OneBeacon Insurance Group, Ltd., Platinum Underwriters Holdings, Ltd., Provident Financial Services, Inc., Radian Group Inc., Safety Insurance Group, Inc., Selective Insurance Group, Inc., and Virtus Investment Partners, Inc. While some of the companies listed above are larger and, currently more profitable, than the Company, we chose this comparator group because we compete in the same marketplace with these companies for highly qualified and talented financial service professionals. While the Compensation Committee considers the level of compensation paid by the organizations in the Company's comparator group, in order to maintain competiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the comparator group.
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Design of Our Compensation Programs
Compensation for each of our executive officers and other senior professionals is viewed on a total compensation basis and then subdivided into two primary categories: base salary and incentive compensation. The Compensation Committee reviews performance data by business line and, for each of our executive officers, by individual, in addition to competitive data. Determinations are made on an individual basis based on the totality of all the data.
Our annual incentive compensation awards generally have two components: a cash bonus and an LTIP award. From time to time the Compensation Committee may grant a restricted stock unit award in recognition of extraordinary performance.  Decisions with regard to incentive compensation are generally made in January of each year, following Compensation Committee meetings in November and December of the previous year, and are based on Company and individual performance in the prior fiscal year. The Compensation Committee determines and approves the total compensation package (salary and incentive compensation award) to be paid to our Chief Executive Officer. Our Chief Executive Officer, in turn, makes recommendations to the Compensation Committee as to the total compensation package to be paid to the other executive officers, which are then subject to the review and approval of the Compensation Committee. Mr. Tavakoli did not participate in sessions of the Compensation Committee at which his own compensation was discussed; however, Mr. Tavakoli did participate in meetings at which the compensation of the other executive officers was discussed. Before any year-end compensation decisions are made, the Compensation Committee undertakes a comprehensive review of all elements of each executive officer's compensation. While the Compensation Committee does not use individual tally sheets for each executive officer, this review includes information on cash and non-cash compensation for the past four fiscal years (including current and prior year base salaries, annual bonuses, LTIP awards, option grants and RSU awards), the value of benefits and other perquisites paid to our executive officers, and the value of unrealized gains/losses on prior equity-based awards held by our executive officers, as well as potential amounts to be delivered under all post-employment scenarios. This comprehensive review is designed to ensure that each member of the Compensation Committee has a complete picture of the compensation and benefits paid to each of our executive officers and is just one of the tools used by the Compensation Committee in making year-end compensation decisions.
Base Salary. Base salaries are intended to reflect the experience, skill and knowledge of our executive officers and other senior professionals in their particular roles and responsibilities, while retaining the flexibility to appropriately compensate for fluctuations in performance, both of the Company and the individual. Base salaries for our executive officers and any subsequent adjustments thereto are reviewed and approved by the Compensation Committee annually, based on a review of relevant market data and each executive's performance for the prior year, as well as each executive's experience, expertise and position. During 2015, Nader Tavakoli was serving as  our interim Chief Executive Officer and was a party to a letter  agreement with the Company that provided him with a base salary of $150,000 per month during the term of his interim employment period. See "2015 Agreement with Nader Tavakoli."
Incentive Compensation. Incentive compensation is a key component of our executive compensation strategy. Incentive compensation payouts can be highly variable from year to year and are generally based on the execution of our strategies at the Company, as well as business unit and individual performance. In addition, careful attention is paid to competitive compensation practices in the financial services industry.
In January of each year a determination is made as to the total amount of incentive compensation to be awarded to our executive officers and other senior professionals, based on Company and individual performance in the prior fiscal year. An allocation is then made between annual cash bonuses and LTIP awards.  Annual cash bonuses for each of our named executive officers are meant to reward performance and are determined following a year-end review of overall corporate performance and individual and business unit achievement, measured against specific goals and objectives established at the beginning of the year. Annual cash bonuses can range from 35% to 85% of an executive officer's base salary.
In March of 2015, LTIP compensation awards (which related to 2014 performance) were granted to our executive officers and other senior professionals. The LTIP awards are intended to be granted annually and are split evenly with 50% of a grant
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denominated in Performance Stock Units ("PSUs") and the other 50% of the grant in a Cash Incentive Award. These awards are designed to balance the financial and operational objectives of both Ambac and AAC, without encouraging behavior at one entity that could be potentially detrimental to the results of the other entity. PSUs and Cash Incentive Awards represent a promise to deliver, within 60 days after the end of a three year performance period, a number of shares of Ambac's common stock and a cash award, respectively, each ranging from 0% to 200% of the initial grant, depending on the achievement by either Ambac or its principal operating subsidiary, AAC, of financial performance objectives determined by the Compensation Committee. In determining the performance measure to be used for each named executive officer, the Compensation Committee first determines, based on each named executive officer's business focus and responsibility, how an LTIP award will be weighted between performance of AAC and performance of Ambac. Mr. Tavakoli did not receive an LTIP award in 2015. Pursuant to Mr. Tavakoli's Employment Agreement, all LTIP awards granted to him will be denominated solely in PSUs unless otherwise determined by the Compensation Committee.
For each of our named executive officers, other than Mr. Bruce and Ms. Matanle, the Compensation Committee determined to weight the LTIP awards granted in March 2015 as follows: 80% of the award is based on performance at AAC (an "AAC LTIP Target Award") and 20% of the award is based on performance at Ambac (an "Ambac LTIP Target Award"). For Mr. Bruce and Ms. Matanle 100% of their award was based on performance at AAC.
The metric used to judge performance at AAC for LTIP awards granted in March of 2015 is the greater of an improved asset liability ratio ("ALR") or an improved net asset value ("NAV") over a three year performance period which runs from January 1, 2015 until December 31, 2017 (the "Performance Period"), which is intended to reward participants for increases in the value of AAC's assets relative to its liabilities.  The ALR is calculated by dividing (a) Assets by (b) the Liabilities of the following entities: AAC, Everspan Financial Guarantee Corp., Ambac Credit Products LLC, Orient Bay LLC, Ambac Financial Services LLC, and any other entities that the Compensation Committee shall determine. The NAV is calculated by reducing Assets by Liabilities, determined as of the last day of the performance period. For purposes of the ALR and NAV calculation, "Assets" shall mean the total cash, invested assets and net receivables (payables); and "Liabilities" shall mean the sum of the following: (i) the present value of future probability weighted financial guarantee claims and CDS payments reduced by recoveries, including probability weighted estimated subrogation recoveries, which includes recoveries from representation and warranty claims, and reinsurance recoverables, using discount rates in accordance with GAAP, (ii) face value of unpaid claims and accrued interest, (iii) fair value of all interest rate swaps, (iv) par value and accrued interest of all outstanding surplus notes of AAC (including surplus notes of the Segregated Account of AAC (including junior surplus notes)), and (v) the face value of outstanding preferred stock.  In addition, the Assets and Liabilities shall be increased for the amount of representation and warranty litigation receipts that are subsequently used to settle Liabilities over the performance period.
The following table sets forth the percentage of the AAC LTIP Target Award that each of our named executive officers could earn based on the higher of (1) the ALR, or (2) the NAV determined as of the last day of the Performance Period. In order to achieve target performance and receive 100% of the AAC LTIP Target Award, the ALR or the NAV on the last day of the Performance Period must be 80% or $(1,289) million, respectively. An ALR at 70% or below, and an NAV of $(2,061) million or less, would earn nothing and an ALR of 100% or an NAV of zero would earn two times the amount of the AAC LTIP Target award that related to AAC performance.
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Percentage of AAC LTIP Target Award Earned	ALR(1)	NAV ($ in millions)(1)
200.0%	100%	$—
175.0%	95%	$(299)
150.0%	90%	$(611)
125.0%	85%	$(940)
100.0%	80%	$(1,289)
50.0%	75%	$(1,661)
0%	70%	$(2,061)
1.	Linear interpolation between levels of ALR and NAV will result in a proportionate amount of the AAC LTIP Target Award becoming earned and vested.
The metric used to judge performance at Ambac is Cumulative EBITDA over the Performance Period. Ambac's "Cumulative EBITDA" means Ambac's earnings before interest, taxes, depreciation, amortization, and non-controlling interests (as determined under GAAP) for the Performance Period. The choice of the Cumulative EBITDA metric is intended to reward participants on generating income from all of AFG's subsidiaries excluding AAC and certain existing AAC subsidiaries.
The following table sets forth the percentage of the Ambac LTIP Target Award that each of our named executive officers could earn based on the Cumulative EBITDA, determined as of the last day of the Performance Period. In order to achieve target performance and receive 100% of the Ambac LTIP Target Award, Ambac's Cumulative EBITDA as of the last day of the Performance Period must be $6.0 million. A Cumulative EBITDA of zero would earn nothing, and a cumulative EBITDA of $19.0 million would earn 200% of the amount of the Ambac LTIP Target award.
Ambac's Cumulative EBITDA ($ in millions) (1)	Percentage of Ambac LTIP Target Award Earned
$19.0	200%
$16.0	175%
$13.0	150%
$9.0	125%
$6.0	100%
$3.0	50%
$—	0%
1.	Linear interpolation between levels of Cumulative EBITDA will result in a proportionate amount of the Ambac LTIP Target Award becoming earned and vested.
Within a reasonable time, but no later than 60 days, following the end of the Performance Period, the Compensation Committee will determine, in its sole judgment, the extent to which each participant's LTIP award has been earned and the amount payable. The Compensation Committee may in the exercise of its discretion reduce the amount of any LTIP award that otherwise would have been earned based on the satisfaction of the performance metrics, but may not increase the size of any LTIP award.
Each of our named executive officers (other than Mr. Tavakoli) received an LTIP agreement in connection with his or her award. All PSUs receive dividend equivalents at the same rate that dividends are paid on shares of Ambac's common stock. These dividend equivalents are credited in the form of additional PSUs with the same restrictions as the underlying PSUs to which they relate. The purpose of the LTIP awards is to align the long-term interests of our executive officers, and other senior professionals, with those of our stockholders. We believe we have achieved this by making the vesting of the LTIP awards conditional upon Ambac and AAC achieving certain milestones that the Company believes will have a positive effect on the future value of our common stock. In addition, the ultimate value of the PSUs directly depends on the value of our
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common stock at the time of vesting. Each individual who receives a PSU becomes, economically, a long-term stockholder of the Company, with the same interests as our other stockholders. The number of PSUs granted to the named executive officers in 2015 as part of the 2014 compensation cycle was based on the closing price of our common stock on the NASDAQ stock market on the grant date, March 4, 2015.  As a result, we believe our executive officers have a demonstrable and significant interest in increasing stockholder value over the long term.
LTIP awards are expected to be approved each year in January, with a grant date for determining the number of PSUs awarded to occur on the second day following our year-end earnings release. In 2016, the number of PSUs granted to each of our named executive officers occurred on February 22, 2016, two days after our public announcement of year-end earnings. The number of PSUs granted in 2016 (which relate to 2015 performance) was determined by dividing the dollar amount allocated to be granted to the named executive officer as a PSU by the closing price of our common stock on the NASDAQ Stock Market on February 22, 2016 ($15.52).   The three year performance period for LTIP awards granted in 2016 will run from January 1, 2016 until December 31, 2018.  Subject to the satisfaction the performance metrics outlined herein, between 0% and 200% of the LTIP awards granted in 2016 will vest on December 31, 2018. The metrics used to judge performance at Ambac for LTIP awards granted in 2016 to named executive officers remained unchanged from the 2015 LTIP awards, although some of the levels that must be achieved to earn awards have been adjusted.  In order to achieve target performance and receive 100% of the AAC LTIP Target Award for LTIP awards granted in 2016, the ALR or NAV on the last day of the performance period must be 84% or $(979) million, respectively.  An ALR at 79% or below, and an NAV of $(1,337) million or less, would earn nothing. Similar to the 2014 and 2015 awards, an ALR of 100% or an NAV of zero would earn two times the amount of the AAC LTIP Target award that related to AAC performance for LTIP awards granted in 2016.  The Ambac LTIP Target Award for LTIP awards granted in 2016 that each of our named executives could earn based on the Cumulative EBITDA, determined as of the last day of the performance period is relatively unchanged as compared to 2015 Ambac LTIP Target measurements.
Year-end incentive compensation awards are based on Company and individual performance during the prior fiscal year, and an executive officer's total equity interest in the Company is not factored into the Compensation Committee's decision-making process concerning future equity-based awards.
Compensation For Each of Our Named Executive Officers in 2015
Our Chief Executive Officer
Nader Tavakoli.  Effective January 1, 2015, Nader Tavakoli was appointed interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC. The Board believed that Mr. Tavakoli's experience with asset enhancement and liability management strategies, including pursuing litigation recoveries on behalf of troubled companies, as well as his background as a former attorney who represented institutional clients in banking, litigation and corporate restructuring matters, made him well qualified to lead the Company in this critical interim period. Pursuant to negotiations between the Compensation Committee and Mr. Tavakoli, a Letter Agreement was entered into on March 30, 2015, pursuant to which Mr. Tavakoli was paid a salary of $150,000 per month and received a grant of 70,000 RSUs that would vest as follows: (i) 35,000 RSUs would vest in three equal annual installments on each of January 1 , 2016, 2017 and 2018 and (ii) 35,000 RSUs would vest upon the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee), provided that such emergence occurs no later than December 31, 2018. In addition Mr. Tavakoli received options to acquire up to 110,000 shares of Ambac's common stock at an exercise price of $24.55. See "—2015 Agreement with Nader Tavakoli."  At the time of Mr. Tavakoli's appointment, the Compensation Committee believed that the Company was at a critical junction with regard to its relationships with various stakeholders and the Office of the Commissioner of Insurance of Wisconsin ("OCI"). As a result, the Committee deemed it essential to procure the services of a chief executive who understood the unique circumstances facing Ambac and the industry sector in which the Company operates. In formulating a compensation package, the Committee sought to strike an appropriate balance between short term cash compensation and equity based incentive compensation that would align Mr. Tavakoli's interests with those of our stockholders. Given the expected interim nature of this assignment (between six months and one year) which would be
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terminated on the appointment of a permanent chief executive at Ambac, Mr. Tavakoli's salary of $150,000 per month was negotiated with the understanding that his agreement to accept this temporary assignment would preclude him from being able to pursue other opportunities. With regard to incentive compensation, the Committee desired to ensure that Mr. Tavakoli's long-term economic interests were aligned with those of the stockholders. Following extensive negotiations with Mr. Tavakoli, the Committee determined that an award of 70,000 RSUs (50% of which would vest over time and the other 50% of which would vest upon the emergence of AAC's segregated account from rehabilitation) and a grant of options to acquire 110,000 shares of Ambac's common stock, was an appropriate incentive compensation award given Mr. Tavakoli's position and experience, and would align his long-term interests with those of our stockholders. The Compensation Committee believes it struck the right balance between paying for current performance, on the one hand, and the desire to keep Mr. Tavakoli focused on the Company's long-term performance and continued growth, on the other hand.
On January 4, 2016, the Board of Directors appointed Mr. Tavakoli President and Chief Executive Officer of the Company and Mr. Tavakoli entered into the Employment Agreement. The Employment Agreement was negotiated by our independent Compensation Committee which received input and advice from its nationally recognized independent compensation consultant, Frederick W. Cook & Co., Inc.  Consistent with the guiding philosophy of the Compensation Committee, other than his base salary, all of Mr. Tavakoli's compensation is performance based.  The Compensation Committee believes that this framework best aligns Mr. Tavakoli's interests with the interests of our shareholders. Pursuant to his new Employment Agreement, Mr. Tavakoli will receive an annual base salary of $950,000 for 2016 and was granted a Performance-based RSU award on February 22, 2016, at a target value of $1,425,000. In determining the annual cash bonus for Mr. Tavakoli, the Committee considered the Company's outstanding financial performance in 2015 reflected in the achievement of $1.165 billion of operating earnings and more than tripling our adjusted book value per share from $7.50 at December 31, 2014 to $24.78 at December 31, 2015. In addition the Company's insured exposure was reduced by a full 25% of net par outstanding and AAC's claims paying ratio improved from 26:1 at the end of 2014 to 19:1 as of December 31, 2015. In evaluating Mr. Tavakoli's performance in 2015, the Compensation Committee considered these important achievements, the other information regarding our Company's performance described under "—2015 Corporate Performance Highlights" above, and Mr. Tavakoli's individual accomplishments, including a successful management transition and improved regulatory relationships. Based on its review, the Compensation Committee decided to grant Mr. Tavakoli a cash bonus of $1.3 million, in respect of calendar year 2015, as reported in the Summary Compensation Table.
Other Named Executive Officers
2015 Base Salaries. The base salaries paid to each of our other named executive officers was determined based on their experience, level of responsibility and the salaries paid for comparable positions at other similar financial services organizations operating within the same marketplace. The base salaries paid in 2015 to each of named executive officers, other than Mr. Tavakoli, was: $650,000 to Mr. Trick; $318,461 to Mr. Bruce; $500,000 to Mr. Eisman; $525,000 to Mr. Ksenak and $425,000 to Ms. Matanle.  In addition, Mr. Trick received a supplemental payment of $10,000 per month for his service as interim President and Chief Executive officer of AAC in 2015.
2015 Incentive Compensation. Annual incentive compensation for each of our named executive officers, other than the Chief Executive Officer, was established based on the recommendation of Mr. Tavakoli, and review and approval by the Compensation Committee. In December 2015, Mr. Tavakoli reviewed with the Compensation Committee the performance of each of the named executive officers individually and their overall contribution to the Company in 2015, which was not based on any numerical targets. Mr. Bruce, who retired on September 4, 2015, agreed to a negotiated separation agreement and consulting contact with the Company. See Separation Agreement with Iain H. Bruce.
In determining annual incentive compensation for Mr. Trick, the Compensation Committee and Mr. Tavakoli considered his consistent leadership and high level of performance as the Chief Financial Officer. He highlighted certain corporate accomplishments in 2015 that were attributable to Mr. Trick's leadership, including, among others, the overall reduction in the insured portfolio by 25%, from $144.7 billion to $108.3 billion, and the reduction of adversely classified credits by 23% from $26.5 billion at December 31, 2014 to $20.4 billion at December 31, 2015.  In making a recommendation on incentive
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compensation for Mr. Trick, Mr. Tavakoli reviewed his total compensation package, including cash and non-cash compensation within the Company and the competitive compensation practices at the other companies included in our comparator group. Among other factors that Mr. Tavakoli considered was the difficulty and expense of replacing an executive of Mr. Trick's caliber should he decide to leave. In addition, the Committee and Mr. Tavakoli considered Mr. Trick's role as interim President and Chief Executive officer of AAC throughout 2015. Based on Mr. Tavakoli's recommendation,  the Compensation Committee approved the following: a cash bonus of $550,000, a target LTIP award valued at $249,998, and an RSU grant valued at $200,006. The Compensation Committee also increased the payment Mr. Trick receives for his service as interim President and Chief Executive officer of AAC from $10,000 per month to $15,000 per month (these payments ceased upon the appointment of Mr. Tavakoli as President and Chief Executive officer of AAC in March 2016).
In determining incentive compensation for Messrs. Eisman, and Ksenak and Ms. Matanle, the Compensation Committee and Mr. Tavakoli considered that each of them provide significant leadership to the Company. Mr. Eisman is a Senior Managing Director and Ambac's Chief Accounting Officer with executive responsibility for managing the Company's financial reporting in compliance with SEC and other regulatory requirements and establishing Ambac's GAAP and Statutory Accounting Policies; Mr. Ksenak is a Senior Managing Director and General Counsel of Ambac with executive responsibility for managing the Company's legal affairs; and Ms. Matanle is a Senior Managing Director of Ambac with executive responsibility for credit oversight and remediation of structured and public finance exposures as well as management of the firm's senior credit function, loss reserving, model governance, quantitative strategies and risk operational functions.  Mr. Tavakoli highlighted certain accomplishments in 2015 and stated that Mr. Ksenak was instrumental in leading Ambac's litigation strategy with respect to the Company's representation and warranty claims and negotiations which ultimately led to a successful settlement with JP Morgan. Mr. Tavakoli noted that Mr. Ksenak was a key contributor to the collective management team, providing leadership, advice and guidance to him, as Chief Executive Officer, and to the Board of Directors. With regard to Mr. Eisman and Ms. Matanle, he stated that they provide leadership and expertise in their respective areas of responsibility.
Based on the Mr. Tavakoli's  recommendation, the Compensation Committee approved the following incentive compensation for each of Messrs. Eisman and Ksenak, and Ms. Matanle for their performance in 2015: Mr. Eisman was paid a cash bonus of $215,000 and received a target LTIP award valued at $149,993; Mr. Ksenak was paid a cash bonus of $250,000, received a target LTIP award valued at $225,004, and an RSU grant valued at $200,006; and Ms. Matanle was paid a cash bonus of $210,000 and received a target LTIP award valued at $199,995.
The following table shows the base salary and incentive compensation paid to Messrs. Trick, Eisman, Ksenak and Ms. Matanle for their performance in 2015 in the manner it was considered by the Compensation Committee. This presentation differs from that contained in the Summary Compensation Table by showing the full grant date value of the LTIP awards and RSUs on February 22, 2016, which were awarded based 2015 performance but are not reflected in the Summary Compensation Table because of SEC rules on proxy statement disclosure.
Name	Year	Salary ($)	Bonus ($)	LTIP Awards ($)	RSU Awards ($)	All Other Compensation ($)	Total ($)
David Trick	2015	770,000	550,000	249,998	200,006	11,695	1,781,693
Robert B. Eisman	2015	500,000	215,000	149,993	—	16,219	881,212
Stephen M. Ksenak	2015	525,000	250,000	225,004	200,006	11,308	1,211,312
Cathleen J. Matanle	2015	425,000	210,000	199,995	—	11,308	846,303
Perquisites. In 2015, the Company provided a limited number of perquisites.  In the case of Mr. Eisman, perquisite compensation in 2015 included payments for tax preparation services received as a result of services rendered as an executive director of Ambac UK. In 2015, the Company paid a portion of Mr. Tavakoli's legal expenses in connection with the negotiation of his 2015 Arrangement and 2016 Employment Agreement in the amount of $ 27,176.
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Post-Employment Benefits. Pursuant to Ambac's Severance Pay Plan, each of our named executive officers (other than Mr. Tavakoli) is entitled to receive a severance payment equal to 52 weeks of such executive officer's weekly base salary at the time of termination of his or her employment by Ambac as the result of (i) a job elimination, job discontinuation, office closing, reduction in force, business restructuring, redundancy, or such other circumstances as the Company deems appropriate for the payment of severance or (ii) a "termination by mutual agreement" (as defined in the Severance Pay Plan). In addition to this severance payment, each of our named executive officers would be entitled to receive reimbursement for a portion of the premiums paid for COBRA continuation coverage under the Company's group health plan for the first twelve months following his or her termination of employment. The portion of the premiums to be paid by the Company will be the same as the amount paid by the Company for the same group health insurance coverage for active employees.
The RSU awards granted to certain of our named executive officers in December 2013 will settle and convert into shares of Ambac common stock on a one for one basis upon the earlier of: (i) the named executive officer's termination of employment (subject to a six month delay in in the conversion and settlement of RSUs under certain circumstances) and (ii) the settlement date set forth in the applicable RSU agreement.
The 2015 LTIP award agreements pursuant to which the PSUs and Cash Incentive Awards were granted to each of our named executive officers provide that if a termination occurs for any reason prior to January 1, 2016, the entire grant of PSUs and Cash Incentive Awards shall expire and be forfeited immediately.  If a termination occurs on or after January 1, 2016 by reason of death, disability, an involuntary termination other than for "cause," or retirement the recipient would be entitled to receive a prorated portion of the LTIP award which would only be payable at the end of the performance period provided that the performance conditions related to the award were satisfied. If a termination occurs on or after January 1, 2016, for any reason not set forth above, the entire grant of PSUs and Cash Incentive Awards shall expire and be forfeited immediately.
Iain H. Bruce retired as a Senior Managing Director of Ambac effective as of September 4, 2015, and agreed to receive severance payments totaling $815,000. Mr. Bruce is entitled to receive a prorated portion of his 2014 LTIP award which will only be payable at the end of the performance period provided that the performance conditions related to the award are satisfied. Mr. Bruce forfeited the LTIP awards granted to him in 2015.
Impact of Regulatory Requirements on Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the Chief Executive Officer or one of the company's other three most highly compensated executives who is employed on the last day of the year. Non-discretionary "performance-based compensation," as defined under Internal Revenue Service rules and regulations, is excluded from this $1 million limitation.
Our compensation programs are structured to support organizational goals and priorities and stockholder interests. The Compensation Committee has not in the past had, and does not currently have, a policy requiring all compensation to be deductible under Section 162(m). Amounts that may be paid in the future under the LTIP will qualify for the performance-based compensation exemption under Section 162(m). The LTIP was adopted as part of the 2013 Incentive Compensation Plan that was approved by stockholders at Ambac's 2013 Annual Meeting of Stockholders.
In general, we seek to preserve the tax deductibility of executive compensation only to the extent practicable and consistent with our overall compensation philosophies. We do not make compensation determinations based on the income tax treatment of any particular type of award.
Risks Related to Compensation Policies. In keeping with our risk management framework, we consider risks not only in the abstract, but also risks that might hinder the achievement of a particular objective. We have identified two primary risks relating to compensation: the risk that compensation will be insufficient to retain talent and the risk that compensation strategies might result in unintended incentives. To combat the first risk, as noted above, the compensation of employees throughout the Company is benchmarked against comparative compensation data, permitting us to set compensation levels that we believe contribute to low rates of employee attrition. Further, LTIP awards granted to our named executive officers
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and other senior professionals are subject to vesting over a three-year performance period. We believe both the levels of compensation and the structure of the LTIP awards have had the effect of retaining key personnel.
With respect to the second risk, our Company-wide year-end discretionary compensation program is designed to reflect the performance of the Company, the performance of the business unit in which the employee works and the performance of the individual employee, and is designed not to encourage excessive risk taking. For example, paying a significant portion of our year-end incentive compensation in the form of LTIP awards that vest over a three year performance period makes each of our named executive officers and other senior professionals sensitive to long-term risk outcomes, as the value of their awards increase or decrease with the price of our common stock. Further, performance criteria for LTIP awards include an improved asset liability ratio or an increase net asset value at AAC, which we believe provides our employees additional incentives to prudently manage the wide range of risks inherent in the Company's business. We are not aware of any employee behavior motivated by our compensation policies and practices that create increased risks for our stockholders or our clients.
Conclusion
Our compensation program is designed to permit the Company to provide our executive officers and other senior professionals with total compensation that is linked to our performance and reinforces the alignment of employee and stockholder interests. At the same time it is intended to provide us with sufficient flexibility to assure that such compensation is appropriate to attract and retain employees who are vital to the continued success of the Company and to drive outstanding individual and institutional performance. We believe the program met these objectives in 2015.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Eugene Bullis, Alexander D. Greene, and C. James Prieur (Chair)
March 26, 2016
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PROPOSAL NUMBER 3

Ratification Of Appointment Of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016.  During the fiscal year ended December 31, 2015, KPMG LLP served as our independent registered public accounting firm and also provided certain tax related and consulting services.  See the section titled "Independent Registered Public Accounting Firm" in this Proxy Statement.  Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ambac and our stockholders.  If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.  Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative "FOR" vote of the holders of a majority of the voting power of Ambac's shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class.  Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of KPMG LLP.
Ambac Recommendation
Our Board of Directors recommends a vote on the WHITE proxy card or voting instruction form FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
* * * * *

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services
Audit and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Ambac's annual financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by KPMG LLP during those periods.  All of the fees for calendar years 2015 and 2014 presented below were approved by the Audit Committee.
Ambac Financial Group, Inc. | 54 | 2016 Proxy Statement

Audit Related Expenses	2015	2014
Audit Fees (1)	$2,714,052	$2,259,114
Audit Related Fees (2)	77,000	74,800
Tax Fees (3)	113,099	60,255
All Other Fees (4)	—	—
Total	$2,904,151	$2,394,169 9
1.	Audit fees consisted of audit work performed in connection with the annual and quarterly financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents, comfort letters and attestation services. Audit fees include potential fee adjustments relating to the 2015 audit that has not yet been approved by the Audit Committee, which are subject to change.
2.	Audit related fees are for services traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, agreed upon procedures and certain consultation regarding financial accounting and/or reporting standards. In 2015 and 2014, these fees consisted principally of (i) audits of employee benefit plans and (ii) accounting and consultations regarding regulatory reporting standards.
3.	Tax fees consist principally of tax compliance services and tax advice to Ambac and its UK insurance subsidiary. Of the total amount of tax fees for 2015, $56,796 related to tax compliance and $56,303 related to tax advice. All tax fees for 2014 related to tax compliance. Compliance-related tax fees were for professional services rendered in connection with the preparation of the federal and foreign tax returns. Tax advice-related fees for 2015 were primarily related to Ambac's monetization of previously owned junior surplus notes of the Segregated Account of Ambac Assurance Corporation.
4.	Other fees are those associated with services not captured in the other categories. Ambac generally does not request such services from the independent auditor.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
Prior to engagement of the independent auditor for the next year's audit, management and/or the independent auditors will submit a summary of services expected to be rendered during that year for each of the categories of services to the Audit Committee for approval.
Prior to engagement, the Audit Committee pre-approves these services by category of service.  The Audit Committee requires the independent auditor and management to report actual fees versus the pre-approved amounts periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, any services provided by the independent auditor will be pre-approved by the Audit Committee or, between meetings of the Audit Committee, by its Chairman pursuant to authority delegated by the Audit Committee.  The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit Committee, and he has undertaken to confer with the Audit Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for the independent auditor in excess of $100,000.
* * * * *
Ambac Financial Group, Inc. | 55 | 2016 Proxy Statement

THE AUDIT COMMITTEE REPORT
The Audit Committee of Ambac is responsible for providing independent, objective oversight of Ambac's accounting functions, internal controls and risk management.  The Audit Committee selects the independent auditors.  As of the date of this report, the Audit Committee is currently composed of four directors, each of whom is independent within the meaning of the rules of the SEC and the Listing Rules of NASDAQ.  In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, Ambac has identified all four members of the Audit Committee as "audit committee financial experts:" Messrs. Bullis, Greene, Prieur and Stein.
The Audit Committee operates under a written charter adopted by the Board.  A copy of the charter is available at Ambac's website:  http://ir.ambac.com/governance.cfm.  The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant Audit Committee policy requirements of the SEC and the NASDAQ Stock Exchange.
Management is responsible for the preparation, presentation and integrity of Ambac's financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls (including internal control over financial reporting) and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Ambac's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Ambac in conformity with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.  The Audit Committee's responsibility is to monitor and oversee these processes.  However, none of the members of the Audit Committee is professionally engaged in the practice of accounting or auditing.  The Audit Committee relies, without independent verification, upon the information provided to it and on the representations made by management and the independent auditors.
In 2015, the Audit Committee held eleven meetings.  The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and Ambac's independent auditors, KPMG LLP, an independent registered public accounting firm.  The Audit Committee discussed with Ambac's internal auditors and KPMG LLP the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of Ambac's internal controls.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015, with management, the internal auditors and KPMG LLP.  The Audit Committee also discussed with management and KPMG LLP the process used to support certifications by Ambac's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Ambac's periodic filings with the SEC.
The Audit Committee also discussed with KPMG LLP matters required to be discussed with audit committees under auditing standards, including, among other things, matters related to the conduct of the audit of Ambac's consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees).
KPMG LLP also provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with them their independence from Ambac.  When determining KPMG LLP's independence, the Committee considered whether their provision of services to Ambac beyond those rendered in connection with their audit of Ambac's consolidated financial statements and reviews of Ambac's consolidated financial statements included in its Quarterly Reports on Form 10-Q was compatible with maintaining their independence.  The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to KPMG LLP.  The Audit Committee concluded that KPMG LLP, an independent registered public accounting firm, is independent from Ambac and its management.
Ambac Financial Group, Inc. | 56 | 2016 Proxy Statement

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that Ambac's audited financial statements for the year ended December 31, 2015 be included in Ambac's Annual Report on SEC Form 10-K for the year ended December 31, 2015.  The Audit Committee also selected KPMG LLP, an independent registered public accounting firm, as Ambac's independent auditors for 2016.
The Audit Committee
Eugene M. Bullis, Chairman
Alexander D. Greene
C. James Prieur
Jeffrey S. Stein
February 25, 2016
Ambac Financial Group, Inc. | 57 | 2016 Proxy Statement

Appendix A
NON-GAAP FINANCIAL MEASURES
In the Compensation Discussion and Analysis section of this Proxy Statement, under the captions "2015 Corporate Performance Highlights" and "Compensation For Each of Our Named Executive Officers in 2015 - Our Chief Executive Officer" the Company reports two non-GAAP financial measures: Operating Earnings (Losses) and Adjusted Book Value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business and the impact of certain items that the Company believes will reverse from GAAP book value over time through the GAAP statements of comprehensive income. Operating Earnings (Losses) and Adjusted Book Value are not substitutes for the Company's GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant tax net operating loss ("NOL") that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result, for purposes of non-GAAP measures, we utilized a 0% effective tax rate. We maintain a full valuation allowance against our deferred tax asset and recognition of the value of the NOL would be reflected in Adjusted Book Value considering all the facts and circumstances as of the relevant reporting date.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Operating Earnings. Operating Earnings eliminates the impact of certain GAAP accounting requirements and includes certain items that the Company has realized or expects to realize in the future, but that are not reported under GAAP. Operating Earnings is defined as net income attributable to common shareholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•
Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market factors such as interest rates and credit spreads, including the market's perception of Ambac's credit risk ("Ambac CVA"), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee segment contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.

•
Elimination of the effects of Variable Interest Entities ("VIEs") that were consolidated as a result of being insured by Ambac. These adjustments eliminate the VIE consolidation and ensure that all financial guarantee segment contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC, whether or not they are subject to consolidation accounting rules.

•
Elimination of the amortization of the financial guarantee insurance intangible asset and impairment of goodwill that arose as a result of Ambac's emergence from bankruptcy and the implementation of Fresh Start reporting. The amount reported in net income attributable to common shareholders represents the amortization of Fresh Start adjustments relating to financial guarantee contracts. These adjustments ensure that all financial guarantee segment contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.

•
Elimination of the foreign exchange gains (losses) on re-measurement of net premium receivables and loss and loss expense reserves. Long-duration receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange re-measurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that Ambac will ultimately recognize.

Ambac Financial Group, Inc. |  A-1  | 2016 Proxy Statement

•
Elimination of the gains (losses) relating to Ambac's CVA on derivative contracts other than credit derivatives. Similar to credit derivatives, fair values include the market's perception of Ambac's credit risk and this adjustment only allows for such gain or loss when realized.

The following table reconciles net income attributable to common shareholders to the non-GAAP measure, Operating Earnings, for all periods presented:

	Year Ended December 31,
	2015		2014
($ in millions, except per share data)	$ Amount	Per Diluted Share	$ Amount	Per Diluted Share
Net income attributable to common shareholders	$493.4	$10.72	$484.1	$10.31
Adjustments:
Non-credit impairment fair value (gain) loss on credit derivatives	(36.7)	(0.80)	(17.1)	(0.37)
Effect of consolidating financial guarantee VIEs	9.1	0.20	45.0	0.96
Insurance intangible amortization	169.6	3.69	151.8	3.24
Impairment of goodwill	514.5	11.18	—	—
Foreign exchange (gain) loss from re-measurement of premium receivables and loss and loss expense reserves	29.4	0.64	34.9	0.74
Fair value (gain) loss on derivative products from Ambac CVA	(14.2)	(0.31)	(16.1)	(0.34)
Operating earnings	$1,165.1	$25.32	$682.6	$14.54

Adjusted Book Value. Adjusted Book Value eliminates the impact of certain GAAP accounting requirements and includes the addition of certain items that the Company has realized or expects to realize in the future, but that are not reported under GAAP. Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders' equity as reported under GAAP, adjusted for after-tax impact of the following:
•
Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are heavily affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac's CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee segment contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.

•
Elimination of the effects of VIEs that were consolidated as a result of being insured by Ambac. These adjustments eliminate VIE consolidation and ensure that all financial guarantee segment contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to consolidation accounting rules.

•
Elimination of the financial guarantee insurance intangible asset and goodwill that arose as a result of Ambac's emergence from bankruptcy and the implementation of Fresh Start reporting. These adjustments ensure that all financial guarantee segment contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.

•
Elimination of the gain relating to Ambac's CVA embedded in the fair value of derivative contracts other than credit derivatives. Similar to credit derivatives, fair values include the market's perception of Ambac's credit risk and this adjustment only allows for such gain when realized.

Ambac Financial Group, Inc. | A-2 | 2016 Proxy Statement

•
Addition of the value of the unearned premium revenue on financial guarantee contracts and fees on credit derivative contracts, adjusted for management's expected future net premiums and credit derivative receipts, in excess of expected losses, net of reinsurance.

•
Elimination of the unrealized gains and losses on the Company's investments that are recorded as a component of accumulated other comprehensive income ("AOCI"). The AOCI component of the fair value adjustment on the investment portfolio may differ materially from realized gains and losses ultimately recognized by the Company based on the Company's investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.

The following table reconciles Total Ambac Financial Group, Inc. stockholders' equity to the non-GAAP measure Adjusted Book Value for all periods presented:
	2015		2014
December 31 ($ in millions, except per share data)	$ Amount	Per Share	$ Amount	Per Share
Total Ambac Financial Group, Inc. stockholders' equity	$1,684.8	$37.41	$1,399.1	$31.09
Adjustments:
Non-credit impairment fair value losses on credit derivatives	19.0	0.42	55.7	1.24
Effect of consolidating financial guarantee variable interest entities	(302.8)	(6.72)	(319.1)	(7.09)
Insurance intangible asset	(1,212.1)	(26.91)	(1,410.9)	(31.35)
Goodwill	—	—	(514.5)	(11.43)
Ambac CVA on derivative product liabilities (excluding credit derivatives)	(78.7)	(1.75)	(64.5)	(1.44)
Net unearned premiums and fees in excess of expected losses	1,056.6	23.46	1,402.3	31.16
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(51.0)	(1.13)	(210.7)	(4.68)
Adjusted book value	$1,115.8	$24.78	$337.4	$7.50
Factors that impact changes to Adjusted Book Value include many of the same factors that impact Operating Earnings, including the majority of revenues and expenses but exclude components of premium earnings since they are embedded in prior period's Adjusted Book Value through the net unearned premiums and fees in excess of expected losses adjustment.  Net unearned premiums and fees in excess of expected losses will affect Adjusted Book Value for (i) changes to future premium assumptions (e.g. expected term, interest rates, foreign exchange rates, time passage) and (ii) changes to expected losses for policies which do not exceed their related unearned premiums.
Ambac Financial Group, Inc. | A-3 | 2016 Proxy Statement

APPENDIX B

SUPPLEMENTAL INFORMATION CONCERNING PARTICIPANTS
 IN THE COMPANY'S SOLICITATION OF PROXIES
The following tables set forth the name and business address of our directors and nominees, and the name and present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be "participants" in our solicitation of proxies from our shareholders in connection with our 2016 Annual Meeting of Shareholders.
DIRECTORS AND NOMINEES
The principal occupations of our directors and nominees who are considered "participants" in our solicitation are set forth under the section above titled "PROPOSAL NUMBER 1. ELECTION OF DIRECTORS" in this proxy statement. The name and business addresses, and address of the organization of employment, of our directors and nominees, if any, are as follows:
Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any organization in which such employment is carried on	Beneficial Ownership of Ambac Common Stock as of March 29, 2016 (including stock that may be acquired within 60 days of March 29, 2016)
Eugene M. Bullis	Interim Chief Financial Officer	The Hanover Insurance Group, Inc. 440 Lincoln Street Worcester, A 01653	53,995
Alexander D. Greene	President	NANOMA LLC	14,686
David Herzog	Chief Financial Officer	American International Group	0
Ian D. Haft	Founding Partner & Vice President of Cornwall Capital Management LP	Cornwall Capital Management LP 570 Lexington Ave., Suite 1001, New York, NY 10022 Principal Business: Registered investment advisor to its affiliated funds	0
C. James Prieur	Managing Director	Primart Capital LLC	11,052
Jeffrey S. Stein	Managing Partner	Stein Advisors LLC One North Lexington Avenue, Suite 1550 White Plains, NY 10601	60,995
Nader Tavakoli	President and Chief Executive Officer	Ambac Financial Group, Inc. One State Street Plaza New York, NY 10004	288,027
Ambac Financial Group, Inc. | B-1 | 2016 Proxy Statement

OTHER PARTICIPANTS
INFORMATION REGARDING OWNERSHIP OF
 AMBAC COMMON STOCK AND PRINCIPAL OCCUPATION
The ownership of Ambac common stock and the principal occupation of our executive officers who are considered "participants" in our solicitation of proxies and are set forth under the sections above titled "COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "EXECUTIVE COMPENSATION", respectively. The following table sets forth the number of shares held as of March 29, 2016 by our other employees who are deemed "participants" in our solicitation of proxies. No participant owns any common stock of the Company of record that such participant does not own beneficially.  In addition, the principal occupation and position is indicated across from the participant's name with the Company, and the business address for the participant is Ambac Financial Group, Inc., One State Street Plaza, New York, NY 10004.
Name	Position at Ambac	Amount and Nature of Shares Beneficially Owned
David Barranco	Senior Managing Director	None
Michael Reilly	Senior Managing Director, Human Resources	3,888
Abbe Goldstein	Managing Director, Investor Relations	None

INFORMATION REGARDING TRANSACTIONS IN AMBAC COMMON STOCK BY PARTICIPANTS
The following table sets forth information regarding purchases and sales of our common stock by each of the participants listed above under "Directors and Nominees" and "Other Participants" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity  compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such shares of common stock.
Name	Date	Number of Shares	Transaction Description
Eugene M. Bullis	04-30-2014 04-30-2015	8,284 10,865	Grant of Restricted Stock Units Grant of Restricted Stock Units
Alexander D. Greene	04-02-2015 04-30-2015 07-08-2015	821 10,865 3,000	Grant of Restricted Stock Units Grant of Restricted Stock Units Private purchase of common stock
David Herzog		None
Ian D. Haft		None
Victor Mandel	04-30-2014 04-30-2015	8,284 10,865	Grant of Restricted Stock Units Grant of Restricted Stock Units
C. James Prieur	01-05-2016 05-22-2015	6,052 5,000	Grant of Restricted Stock Units Private Purchase of Common Stock
Jeffrey S. Stein	04-30-2014 04-30-2015 07-08-2015 01-07-2016	8,284 10,865 2,500 4,500	Grant of Restricted Stock Units Grant of Restricted Stock Units Private purchase of common stock Private purchase of common stock
Nader Tavakoli	04-30-2014 03-30-2015 03-30-2015 07-02-2015 07-06-2015 07-07-2015 11-12-2015 12-14-2015 01-01-2016 01-01-2016 01-04-2016 01-07-2016 01-08-2016	8,284 35,000 110,000 7,500 5,900 1,600 31,325 16,100 11,666 (690) 310,458 33,115 28,381
Grant of Restricted Stock Units
Grant of Restricted Stock Units
Grant of options to purchase common stocks
Private purchase of common stock
Private purchase of common stock
Private purchase of common stock
Private purchase of common stock
Private purchase of common stock
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Grant of Restricted Stock Units
Private purchase of common stock
Private purchase of common stock

David Trick	12-20-2014 12-20-2014 12-20-2015 12-20-2015 02-22-2016	435 (435) 11,850 (4,102) 12,887
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Grant of Restricted Stock Units

Robert B. Eisman	12-20-2014 12-20-2014 12-20-2015 12-20-2015	174 (174) 4,740 (1,640)
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes

Stephen M. Ksenak	12-20-2014 12-20-2014 12-20-2015 12-20-2015 02-22-2016	174 (174) 4,740 (1,640) 12,887
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Grant of Restricted Stock Units

Cathleen J. Matanle		None
David Barranco		None
Michael Reilly	12-20-2014 12-20-2014 12-20-2015 12-20-2015	87 (87) 2,371 (820)
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes
Restricted Stock Units vested, settled and were converted into shares of common stock

Shares withheld to pay taxes

Abbe Goldstein		None

Ambac Financial Group, Inc. | B-2 | 2016 Proxy Statement

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS
Other than as set forth in this Appendix B or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of the subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, none of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix B or the proxy statement, none of the participants listed above or any of their associates have (i) any arrangement or understandings with any person with respect to any further employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed truncations, or series of similar transaction, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.  Other than as set forth in this Appendix B or the proxy statement, (i) none of the participants listed above owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Ambac.
OTHER INFORMATION
Other than as set forth in the documents of Ambac filed with the SEC, Ambac does not know of any changes in control of Ambac within the last fiscal year.
There are no material proceedings to which any director, officer, employee or affiliate of Ambac, any owner of record or beneficially of more than five percent of any class of voting securities of Ambac, or any of their associates is a party adverse to, or has a material interest adverse to, Ambac or any of its subsidiaries.
Ambac Financial Group, Inc. | B-3 | 2016 Proxy Statement

VOTE BY INTERNET www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 17, 2016, the day before the meeting date. Have your WHITE proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Ambac Financial Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 17, 2016, the day before the meeting date. Have your WHITE proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED:
The Board of Directors recommends you vote FOR the following: 1. Election of Director Nominees:	For All __ /__ /	Withhold All __ /__ /	For All Except __ /__ /	To withhold authority to vote for an individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ________________
01 Alexander Greene	02 Ian D. Haft	03 David Herzog	04 C. James Prieur	05 Jeffrey S. Stein	06 Nader Tavakoli

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of KPMG as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2016	__ /__ /	__ /__ /	__ /__ /
3. To approve, on an advisory basis, the compensation for our named executive officers.	__ /__ /	__ /__ /	__ /__ /
NOTE: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
	Yes	No
Please indicate if you plan to attend this meeting.	__ /__ /	__ /__ /
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (please sign within Box)	Date	Signature (Joint Owners)	Date

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE BRING:
(1) Valid photo identification, such as a driver's license or passport; and (2) Stockholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date of March 29, 2016, such as their most recent account statement reflecting their stock ownership prior to March 29, 2016, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

AMBAC FINANCIAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2016

The stockholder(s) hereby appoint(s) each of Stephen M. Ksenak and William J. White, as proxies and hereby authorize(s) either of them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of AMBAC FINANCIAL GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting 11:00 AM, Eastern Time on May 18, 2016, and any adjournment or postponement thereof as described herein and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

Continued and to be signed on reverse side